UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Porter Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2014

To our shareholders:

You are cordially invited to attend the 2014 annual meeting of shareholders of Porter Bancorp, Inc. The meeting will be held on Wednesday, May 28, 2014, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223.

The enclosed Notice and Proxy Statement contain information about the matters to be voted on at the annual meeting.

We hope you can attend the annual meeting. Whether or not you plan to attend, please complete, sign and return the enclosed proxy card in the envelope provided to ensure your shares are represented and voted at the annual meeting.

We appreciate your interest and investment in Porter Bancorp and look forward to seeing you at the annual meeting.

By order of the Board of Directors,

/s/ John T. Taylor
John T. Taylor Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF PORTER BANCORP, INC.

WEDNESDAY, MAY 28, 2014

To our shareholders:

Notice is hereby given that the annual meeting of shareholders of Porter Bancorp, Inc. will be held on Wednesday, May 28, 2014, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223, to consider and act upon the following matters:

1.	Election of seven nominees as directors;

2.	Proposal to approve, in a non-binding advisory vote, the compensation of the Company’s executives as disclosed in the accompanying proxy statement;

3.	Proposal to amend the 2006 Non-Employee Director Incentive Stock Plan;

4.	Proposal to amend the 2006 Stock Incentive Plan;

5.	Such other business as may properly come before the meeting.

The close of business on April 21, 2014 is the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy. If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

By order of the Board of Directors,

/s/ John T. Taylor
John T. Taylor
Chief Executive Officer

April 28, 2014

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to be Held on May 28, 2014:

This proxy statement and our 2013 Annual Report to Shareholders,

including Form 10-K, are available at www.pbibank.com under “Investor Relations.”

2014 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2014:

The proxy statement and annual report on Form 10-K are available at www.pbibank.com under “Investor Relations.”

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are sending this Proxy Statement and the accompanying proxy card to our shareholders of record beginning on or about April 28, 2014. These materials are for use at the 2014 Annual Meeting of Porter Bancorp Shareholders, which will be held on May 28, 2014, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223. Our Board of Directors is soliciting proxies to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

Who is entitled to vote?

Shareholders of record of Porter Bancorp common stock as of the close of business on April 21, 2014, are entitled to vote at the Annual Meeting. Only shares that are present in person or represented by a valid proxy can be voted at the meeting.

What constitutes a quorum and how many shares are outstanding?

A majority of the outstanding shares of common stock must be present, either in person or represented by proxy, in order to conduct business at the Annual Meeting. On April 21, 2014, there were 12,894,717 shares of Porter Bancorp stock outstanding.

Shareholders are entitled to cast one vote per share on each matter except the election of directors. In the election of directors, shareholders are entitled to cast one vote per share for each of the seven positions on our Board of Directors up for election at the Annual Meeting.

All shares represented by properly completed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted in accordance with instructions indicated on those proxies.

What am I voting on?

You are voting on three items:

1.	The election of seven directors;

2.	A proposal to approve, in a non-binding advisory vote, the compensation of the Company’s executives as disclosed under “Executive Compensation”;

3.	A proposal to amend the 2006 Non-Employee Director Incentive Stock Plan.

4.	A proposal to amend the 2006 Stock Incentive Plan.

Our Board recommends that you vote your shares “FOR” each of the seven nominees for election as directors and “FOR” items 2, 3 and 4 above. We are not aware of any other business to be submitted for a vote of shareholders at the Annual Meeting.

How many votes are required for approval?

Directors are elected by a plurality of the votes cast, which means the seven nominees who receive the largest number of votes will be elected as directors. Cumulative voting is not permitted. Shares that are represented by proxies marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons. The remaining matters to be considered at the meeting will be approved if the number of votes cast in favor of the matter is greater than the number opposing it. Abstentions will be counted as present for purposes of determining whether a quorum exists, but will have no effect on the outcome of any matter. Brokers do not have discretionary authority to vote on any of the proposals, so there can be no director non-votes.

How do I vote?

You may vote by proxy or in person at the meeting. To vote by proxy, simply mark your proxy card, date and sign it and return it in the envelope provided. The Board has designated two individuals to vote the shares represented by proxies solicited by the Board at the Annual Meeting. If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies:

•	“FOR” the election of all of the director nominees;

•	“FOR” the approval of our executive compensation; and

•	“FOR” the amendment to our 2006 Non-Employee Director Incentive Stock Plan.

•	“FOR” the amendment to our 2006 Stock Incentive Plan.

The designated proxies will vote in their discretion on any other matter that may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

If you wish to vote in person at the meeting and you hold your shares through a broker, bank or other institution, you are considered a “street name” shareholder and you must obtain a “legal proxy” from your broker or bank in order to vote in person at the meeting. Please contact the institution holding your shares for information on how to obtain a legal proxy.

How can I revoke my proxy?

If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to us before the meeting or (b) attending the meeting in person and casting a ballot.

How may I obtain Porter Bancorp’s 10-K and other financial information?

A copy of our 2013 Annual Report on Form 10-K is enclosed. Shareholders and prospective investors may request a free copy of our 2013 Annual Report on Form 10-K by writing to:

Phillip W. Barnhouse

Chief Financial Officer

Porter Bancorp, Inc.

2500 Eastpoint Parkway

Louisville, Kentucky 40223

502-499-4800

The Form 10-K is also available at www.pbibank.com. Click on “Investor Relations” and “SEC Filings.”

Who can help answer my questions?

If you have questions or would like to receive additional copies of this proxy statement or voting materials, please contact Phillip W. Barnhouse, Chief Financial Officer, as described above.

1. ELECTION OF DIRECTORS

At the 2014 Annual Meeting, our shareholders will elect seven directors to serve a one-year term on our Board of Directors and until their successors are elected and qualified. Our articles of incorporation and bylaws provide for a Board of Directors consisting of not less than two nor more than 15 members, with the actual number of directors to be set by the Board of Directors. Our Board of Directors is currently comprised of ten directors, but will be fixed at seven effective as of the Annual Meeting.

The Nominating and Corporate Governance Committee and the Board of Directors have nominated the seven individuals named in the table below for election as directors. All of the nominees are current members of the Board of Directors, including Michael T. Levy, N. Marc Satterthwaite and Mark F. Wheeler who were appointed in April 2014 to allow for a transition period. None of the nominees currently serves as a director of any other public or registered investment company, nor have they held any such directorship, except as described below.

Director Nominees	Age	Position
W. Glenn Hogan	52	Chairman of the Board of Directors
Michael T. Levy	45	Director
William G. Porter	76	Director
N. Marc Satterthwaite	50	Director
John T. Taylor	54	President, Chief Executive Officer and Director
Mark F. Wheeler	55	Director
W. Kirk Wycoff	55	Director

W. Glenn Hogan, a director since 2006, is founder, President and Chief Executive Officer of Hogan Real Estate, a full service commercial real estate development company headquartered in Louisville, Kentucky. Mr. Hogan has more than twenty years of real estate development experience and has developed over five million square feet of retail space in the Midwest and Southeast. He is a Certified Commercial Investment Member and a past president of the Kentucky State CCIM Chapter. Mr. Hogan brings executive decision making and risk assessment skills from his commercial real estate background. He also is familiar with the banking industry from previous service on the Board of Directors of another Louisville community bank. He also served as a director of US Wireless Online, Inc. from August 2005 until May 2006. Mr. Hogan is currently the Chairman of the Board and chaired our Compensation Committee and our Nominating and Corporate Governance Committee.

Michael T. Levy is Vice President of Brown & Brown of Kentucky, a Lexington, Kentucky insurance brokerage firm. From 1990 to 2007 he was President of Muirfield Insurance Inc. An owner of Bluewater Farm, LLC, Mr. Levy is active in breeding and selling Thoroughbreds and serves as a board member of the Thoroughbred Owners and Breeders Association and Breeders Cup, Ltd. He is a graduate of the University of Pennsylvania. The lead producer in an insurance agency, Mr. Levy has intimate knowledge of the Lexington market, which has been identified as a target growth market in our strategic planning. He also has extensive experience in the equine industry, a niche market also identified in the bank’s strategic plan.

William G. Porter, a director since 2012, is a retired certified public accountant who had a 43-year career as a senior executive in the manufacturing industry. Mr. Porter is currently an Executive Vice President of The Peoples Bank, Taylorsville, Kentucky, in which he and his brother, J. Chester Porter, each own a 50% interest. Mr. Porter is a substantial shareholder of Porter Bancorp in his own right, and has served as a director of PBI Bank since September 2006. In addition to his experience in community banking, Mr. Porter also served for more than 20 years as the president of several hardware manufacturing companies, adding the perspective of a chief executive officer in a non-financial industry to the Board.

N. Marc Satterthwaite, who was appointed to the Board in April 2014, is Vice President, Director of Sales Operations, North America, for Brown-Forman Corporation, a diversified producer of fine quality consumer products that is among the top 10 largest spirit and wine companies in the world. Mr. Satterthwaite currently oversees all facets of Brown-Forman’s consumer sales throughout the U.S. and Canada and has held a variety of positions across sales and marketing since joining Brown-Forman in 1988. Within the beverage industry, he serves as Vice Chairman of the NABCA Industry Advisory Committee. Mr. Satterthwaite is a graduate of Western

Kentucky University and holds a master’s degree in business administration from University of New Orleans. Mr. Satterthwaite’s experience and expertise in management, marketing, sales and operational issues will be valuable in directing strategic goals and developing PBI’s brand marketing.

John T. Taylor joined us as President and a director of Porter Bancorp and as President and Chief Executive Officer of PBI Bank in July 2012. Prior to joining us, Mr. Taylor served as President and CEO of American Founders Bank, Inc. and American Founders Bancorp, Inc. of Lexington, Kentucky since 2007. Prior to joining American Founders, he served in senior management positions with increasing responsibility for PNC Bank, N.A., including as President of its Ohio/Northern Kentucky region for six years. Mr. Taylor has over 28 years of banking experience in Kentucky and Ohio. Mr. Taylor has been actively involved in a number of civic and professional organizations. Mr. Taylor has a solid history of building organizations with a clear vision and strategy to build long-term enterprise value. He also has strong roots in Kentucky with significant experience in our key markets. He is a graduate of the University of Kentucky where he earned a Master’s and a Bachelor’s Degree in Business Administration.

Mark F. Wheeler, who was appointed to the Board in April 2014, is Chief Financial Officer of PT Development (PTD), a Louisville-based management firm that specializes in providing management and other operational efficiencies to privately held physical therapy practices. Mr. Wheeler is responsible for most of PTD’s financial functions, including accounting, payor contracting, mergers and acquisitions, and other general corporate matters. From 1998 through October 2013, he was Executive Vice President and Regional Chairman of U.S. Bank, Louisville, where he was responsible for commercial banking in the Louisville, Nashville, Dayton, Cincinnati, Cleveland, Akron, and Columbus markets, in addition to U.S. Bank’s national Professional Sports business. Prior to joining U.S. Bank, Mr. Wheeler was Senior Vice President and Manager of National Corporate Banking for PNC Bank. He holds a bachelor’s degree in finance from Eastern Kentucky University. Mr. Wheeler had extensive bank management experience, including personnel and operational issues. He also has extensive credit and risk management expertise and is expected to be a key participant in board level lending matters. Mr. Wheeler qualifies as an audit committee financial expert and is expected to serve on our audit committee.

W. Kirk Wycoff, a director since 2010, has been a managing member of Patriot Financial Partners, L.P., a private equity fund headquartered in Philadelphia that focuses on investing in community banks and thrifts throughout the U.S. since 2007. He has been designated by Patriot Financial Partners to serve on our Board of Directors, as provided by our June 2010 stock purchase agreement. Mr. Wycoff is the Chairman of Continental Bank of Plymouth Meeting, Pennsylvania, a $500 million community bank. He served as President and CEO of Continental Bank from 2005 to 2007, and as Chairman and CEO of Progress Financial Corp from 1991 to 2004. During his tenure with Progress, the bank grew from $280 million in assets and seven offices, to more than $1.2 billion in assets and 21 offices. Earlier, Mr. Wycoff had served as Chairman and CEO of Crusader Savings Bank, a Philadelphia community bank, which he transformed into a profitable mortgage lender. He also held senior level positions with Girard Bank and the Philadelphia Savings Fund Society. Mr. Wycoff serves as a director of three other bank holding companies: Heritage Commerce Corp, Guaranty Bancorp, and Square 1 Financial, Inc. Mr. Wycoff brings extensive leadership and community banking experience to our Board, including executive management experience, public company expertise and risk assessment skills. He also provides the perspective of a significant, non-employee investor. Mr. Wycoff serves on our Compensation Committee and our Nominating and Corporate Governance Committee.

Neither the Nominating and Corporate Governance Committee nor the Board of Directors has reason to believe that any nominee for director is unwilling or unable to serve following election. However, if that were to occur, the holders of the proxies solicited hereby will vote for such substitute nominees as the Nominating and Corporate Governance Committee or the Board of Directors may recommend.

Three current directors, David L. Hawkins, Sidney L. Monroe and Stephen A. Williams, each of whom has served on our Board since 2006, have chosen not to stand for reelection at the Annual Meeting. We wish to express our appreciation and acknowledge their contribution to our Company.

The Board recommends that you vote “FOR” the election of the seven nominees.

Other Executive Officers	Age	Position
Phillip W. Barnhouse	43	Chief Financial Officer; Chief Financial Officer and Chief Operating Officer of PBI Bank
John R. Davis	51	Chief Credit Officer of PBI Bank
Joseph C. Seiler	47	Executive Vice President of PBI Bank

Phillip W. Barnhouse became our Chief Financial Officer in 2012 and has served as Chief Financial Officer of PBI Bank since 2006. He became PBI Bank’s Chief Operating Officer in 2013. Mr. Barnhouse served as Chief Financial Officer of Ascencia Bank from 1998 until it was merged into PBI Bank at the end of 2005. From 1992 to 1998, Mr. Barnhouse worked with Arthur Andersen LLP, where he managed the audits of public and private companies. He is a member of the American Institute of Certified Public Accountants and the Kentucky Society of CPAs. Mr. Barnhouse earned a Bachelor’s degree in Accounting at Western Kentucky University and a diploma from The Graduate School of Banking at Louisiana State University.

John R. Davis became Chief Credit Officer of PBI Bank in September 2012. Mr. Davis has the responsibility for establishing and executing credit quality policies and overseeing credit administration. He previously served as Executive Vice President and Chief Credit Officer of American Founders Bank, Inc. and American Founders Bancorp, Inc. of Lexington, Kentucky. Before joining American Founders in 2005, he served for 17 years in various commercial lending and credit administration positions of increasing authority with National City Bank. Mr. Davis earned his Bachelor’s degree in Business from the University of Louisville, an MBA from Bellarmine University and is a graduate of the Stonier Graduate School of Banking.

Joseph C. Seiler became Executive Vice President of PBI Bank and head of the Bank’s commercial banking business in August 2013. Mr. Seiler previously served as Executive Vice President, Asset Resolution Team, of PNC Bank, Inc. in Louisville, Kentucky. Before joining PNC Bank in 2009, he served as Executive Vice President and Managing Director, Investment Real Estate Group, for National City Bank of Louisville, Kentucky. Mr. Seiler earned his Bachelor’s degree in Economics from Centre College in Danville, Kentucky and an MBA from the University of Louisville.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board of Directors has adopted corporate governance principles that address the role and composition of our Board of Directors and the functions of our Board and the Board’s Committees. We regularly review and may revise our corporate governance principles from time to time in response to changing regulatory requirements, evolving best practices and concerns expressed by our shareholders and other constituents. Our corporate governance principles are available on our website at www.pbibank.com under “Investor Relations” and “Corporate Governance.”

In April 2014, we notified The NASDAQ Stock Market that Porter Bancorp no longer qualified as a “controlled company” as founders J. Chester Porter and Maria L. Bouvette together owned less than 50% of our sole class of voting stock.

Director Independence

Our corporate governance principles provide that a majority of the members of the Board of Directors must be independent from management. For this purpose, the Board has adopted Director Independence Standards that meet the listing standards of the NASDAQ corporate governance rules. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee undertakes an annual review of director independence during the first quarter of each year. During this review, the Board considers any and all commercial and charitable relationships of directors, including transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries.

In its 2014 review, the Board affirmatively determined that director nominees Michael T. Levy, N. Marc Satterthwaite, Mark F. Wheeler and W. Kirk Wycoff are each independent of the Company and its management in that none have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, in accordance with the NASDAQ corporate governance rules.

William G. Porter was elected as a director in 2012 and has been serving as a director of PBI Bank since 2006. Mr. Porter is also an owner, director and executive officer of The Peoples Bank, Taylorsville, Kentucky. The transactions between PBI Bank and The Peoples Bank, Taylorsville, Kentucky, in which J. Chester Porter and William G. Porter each own a 50% interest, are described in greater detail below under “Certain Relationships and Related Transactions—Management Service Agreements and Loan Participations with Banks Under Common Control.”

In 2013, PBI Bank entered into a Real Estate Listing and Property Management Agreement with Hogan Development Company, a firm in which our director, W. Glenn Hogan, has an ownership interest. As described under “Certain Relationships and Related Transactions,” this arrangement is reviewed and evaluated by the independent members of our Audit Committee as part of the Board’s annual assessment of director independence. In 2013, we paid $207,000 in management fees and $773,000 in sales commissions to Hogan Development Company, which is more than 5% of that firm’s consolidated gross revenues, which would preclude Mr. Hogan from being an independent director under the NASDAQ corporate governance rules. Our Board of Directors will make appropriate revisions to its standing committees in connection with this development and the other impending changes to the membership of the Board.

Director Nominations and Qualifications

In making its nominations for persons to be elected to the Board of Directors and included in our proxy statement, the Nominating and Corporate Governance Committee evaluates incumbent directors, potential director nominees and persons nominated by shareholders, if any. The Committee reviews each candidate in light of the selection criteria set forth in our Corporate Governance Principles. Candidates are selected based on their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment. While we do not have a separate diversity policy, the Committee does consider the diversity of experience of its nominees in knowledge, skills, expertise and other demographics that may contribute to the Board. When considering potential Board members, the Committee will look at all of the foregoing criteria and the current and anticipated needs of the Company. The various qualifications and criteria are normally considered at a Committee meeting during the month of January of each calendar year so that the respective names can be placed on the ballot for the annual meeting which is customarily held in May. All of the nominees for election as directors for the 2014 annual meeting were nominated by the Committee. The Committee did not receive any stockholder nominations for directors.

Board Leadership Structure

In 2012, the Board’s five independent directors identified and hired John T. Taylor to serve in the primary leadership role for the Company. Mr. Taylor joined us as President of Porter Bancorp and as President and Chief Executive Officer of PBI Bank in July 2012. In 2013, Mr. Taylor succeeded Maria L. Bouvette as CEO of Porter Bancorp and W. Glenn Hogan succeeded Ms. Bouvette as Chairman of the Board following Ms. Bouvette’s retirement. Mr. Taylor is responsible for the executive leadership and management of the Company and the Bank. Mr. Taylor also serves as a Director of Porter Bancorp and PBI Bank.

Consistent with NASDAQ’s corporate governance rule, the independent directors meet regularly in executive session without management or non-independent directors in attendance. The Board as a whole actively considers strategic decisions proposed by management, including matters affecting the business strategy and competitive and financial positions of the Company, and also monitors the Company’s risk profile. Board meetings are focused on strategic matters affecting major areas of the Company’s business, including operational, execution and risk management initiatives. In 2013, the independent directors met four times in executive session.

Board Structure and Committee Composition

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These Committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our committee charters are available on our website at www.pbibank.com under “Investor Relations” and “Corporate Governance.”

Audit Committee

Over the past year, our Audit Committee was comprised of Mr. Hawkins, Mr. Monroe and Mr. Williams. Our Board of Directors determined that Messrs. Hawkins, Monroe and Williams met the independence requirements of the NASDAQ corporate governance rules and relevant federal securities laws and regulations. The Audit Committee is responsible for and assists our Board in monitoring the integrity of the financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and our independent registered public accounting firm and our compliance with legal and regulatory requirements. Mr. Hawkins and Mr. Monroe each qualified as an Audit Committee financial expert.

Compensation Committee

Our Compensation Committee was comprised of Mr. Hogan, Mr. Williams, Mr. Monroe and Mr. Wycoff over the past year. The Compensation Committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in this proxy statement.

The Compensation Committee is responsible for establishing a compensation policy that fairly rewards our executive officers for performance benefiting the shareholders and effectively attracts and retains executive talent necessary to successfully lead and manage the Company. In practice, our Chief Executive Officer, John T. Taylor, is expected to present a total compensation policy for the management team, which the Compensation Committee will evaluate and retains the right to modify or reject. The Compensation Committee is directly responsible for evaluating the performance of Mr. Taylor, and determining the details of his total pay. The Committee also evaluates Mr. Taylor’s recommendations for the salaries and incentive compensation of other executives, which it will modify and authorize as it deems appropriate.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee was comprised of Mr. Hogan, Mr. Hawkins, Mr. Monroe and Mr. Wycoff over the past year. The Nominating and Corporate Governance

Committee assists our Board of Directors in promoting our best interests and the best interests of our shareholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends to our Board of Directors persons to be nominated for election as directors at each annual meeting of shareholders. It also reviews the qualifications and independence of the members of our Board of Directors and its various committees on a regular basis and makes any recommendations the Committee members may deem appropriate from time to time concerning any recommended changes in the composition of our Board.

Meeting Attendance

During 2013, our Board of Directors met 9 times. No director attended fewer than 75 percent of the total number of meetings of the Board of Directors and the committees on which he or she served. All directors and director nominees are expected to attend each annual meeting of shareholders, unless an emergency prevents them from doing so. All directors except Mr. Wycoff attended the 2013 annual meeting.

Board’s Role in Risk Oversight

As a bank holding company, we face a number of risks, including general economic risk, credit risk, regulatory risk, liquidity risk, interest rate risk, audit risk, reputational risk and others. Management is responsible for the day-to-day management of risks to the Company, and the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full Board of Directors is charged with ultimate oversight responsibility for risk management, various standing committees of the Board also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our risk related to financial reporting and accounting matters as well as any other particular areas of concern of the Board. The chair of our Audit Committee is also a director of our subsidiary, PBI Bank, as are each of our directors, with the exception of Mr. Wycoff. The Board’s Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage performance subject to a level of risk-taking consistent with our overall strategy.

Code of Business Conduct and Ethics

Our Board has adopted the Code of Business Conduct and Ethics that sets forth important Company policies and procedures in conducting our business in a legal, ethical and responsible manner. These standards are applicable to all of our directors and employees. In addition, the Board has adopted the Code of Ethics for CEO and Senior Financial Officers, which supplements the Code of Business Conduct and Ethics by providing more specific requirements and guidance on certain topics. The Code of Ethics for CEO and Senior Financial Officers applies to the Company’s Chairman, Chief Executive Officer, President and Chief Financial Officer. The Code of Ethics for CEO and Senior Financial Officers is available on our website at www.pbibank.com under “Investor Relations” and “Corporate Governance.” We will post any amendments to, or waivers from, our Code of Ethics for CEO and Senior Financial Officers on our website.

Employees must report any conduct they believe in good faith to be an actual or apparent violation of our Code of Conduct. In addition, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee has established confidential procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters.

Stock Ownership Guidelines

Our Corporate Governance Guidelines require all non-employee directors to hold at least 1,000 of our shares while serving as a director of the Company. Shares that may be acquired through the exercise of stock options are included in calculating the number of shares of ownership to determine whether this minimum ownership requirement has been met. All directors are expected to be in compliance with the stock ownership guidelines within five years of becoming a director.

Board Compensation

Compensation of Directors

Historically, each director received a fee of $15,000 per year, which was paid in quarterly increments, $500 for each committee meeting attended, and $500 for attending each PBI Bank Board meeting. Mr. Taylor has not received director fees. Effective July 1, 2013, the Boards of the Company and the Bank suspended all cash compensation for directors until such time as the Company is recapitalized and in compliance with regulatory orders.

In addition to the Board and Committee fees, each non-employee director is automatically granted restricted shares having a market value of $25,000, and each non-employee director serving only PBI Bank is automatically granted restricted shares having a market value of $5,000. These grants are issued on the first day of the month after our annual meeting of shareholders, which will ordinarily be June 1.

Restricted shares are shares of our common stock that may not be transferred, and are subject to forfeiture, during a specified period. Directors that are granted restricted shares have all of the same rights as a shareholder, including the right to vote the restricted shares and the right to receive dividends. The restricted shares granted in 2013 and subsequent years vest on December 31 of the year of grant. One-sixth of the restricted shares granted in 2012 vests every six months. If a director ceases to serve on the Board of Directors for any reason, the director will automatically forfeit the unvested portion of the restricted shares. In the event of a change in control, the restriction on the sale of any unvested restricted shares will end. Under the Director Plan, a change in control means (i) the disposal of our business or the business of PBI Bank pursuant to a liquidation, sale of assets or otherwise, (ii) any person, group or entity acquiring or gaining ownership or control of more than 50% of our outstanding shares or the outstanding shares of PBI Bank, other than any trustee or other fiduciary holding shares under any employee benefit plan, or (iii) during any period of two consecutive years, individuals who were our directors at the beginning of that period cease to constitute a majority of the Board of Directors, unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

The following table provides information on the compensation paid to non-employee directors in 2013.

Name	Fees Earned or Paid in Cash (1)		Stock Awards (2)	Option Awards	All Other Compensation	Total
David L. Hawkins	$13,250	(3)	$25,000	—	—	$38,250
W. Glenn Hogan	12,000	(4)	25,000	—	—	37,000
Sidney L. Monroe	13,500	(5)	25,000	—	—	38,500
William G. Porter	11,250	(6)	25,000	—	—	36,250
Stephen A. Williams	12,500	(7)	25,000	—	—	37,500
W. Kirk Wycoff	9,000	(8)	25,000	—	—	34,000

(1)	In 2013, each director received two quarterly retainers of $3,750 and $500 for each meeting of a committee or the board of PBI Bank attended through June 2013.
(2)	On June 3, 2013, each non-employee director received a restricted stock award of 29,412 shares with a grant date fair value of $0.85 per share. The restricted shares vested on December 31, 2013. The amounts in the Stock Awards column reflects the grant date fair value for the restricted stock awards for the fiscal year ended December 31, 2013. The assumptions used in the calculation of these amounts for awards granted in 2013 are included in Note 20 “Stock Plans and Stock-based Compensation” in the “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(3)	Mr. Hawkins received $1,500 for attending Audit Committee meetings and $500 for Nominating and Corporate Governance Committee meetings during 2013. He also received $3,000 in PBI Bank director fees and $750 for attending meetings of the Trust Committee.
(4)	Mr. Hogan received $1,000 for attending Compensation Committee meetings and $500 for attending Nominating and Corporate Governance Committee meetings during 2013. He also received $3,000 in PBI Bank director fees.
(5)	Mr. Monroe received $1,500 for attending Audit Committee meetings, $1,000 for Compensation Committee meetings, $500 for attending Nominating and Corporate Governance Committee meetings, and $3,000 in PBI Bank director fees during 2013.

(6)	Mr. Porter received $3,000 in PBI Bank director fees and $750 for attending meetings of the Trust Committee.
(7)	Mr. Williams received $1,500 for attending Audit Committee meetings and $1,000 for attending Compensation Committee meetings during 2013. He also received $2,500 in PBI Bank director fees.
(8)	Mr. Wycoff’s fees are paid and his restricted stock award is issued to Patriot Financial Manager LP. Mr. Wycoff received $500 for attending Nominating and Corporate Governance Committee meetings and $1,000 for attending Compensation Committee meetings.

STOCK OWNERSHIP OF DIRECTORS, OFFICERS,

AND PRINCIPAL SHAREHOLDERS

As of April 21, 2014, Porter Bancorp had 12,894,717 shares of common stock issued and outstanding. The information provided below is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Under SEC rules, a person is deemed to beneficially own any shares as to which the entity or individual has the right to acquire within 60 days of April 21, 2014 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares these powers with his or her spouse) with respect to the shares set forth in the following table.

Security Ownership of Directors and Management

The following table shows, as of April 21, 2014, the number and percentage of shares of common stock held by (1) Porter Bancorp’s directors and nominees, (2) each of the named executive officers set forth in the Summary Compensation Table and (3) current directors and named executive officers as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Class
Directors
John T. Taylor	267,542	2.1%
David L. Hawkins(2)	49,497	*
W. Glenn Hogan	59,153	*
Sidney L. Monroe	52,422	*
William G. Porter(3)	453,572	3.5
Stephen A. Williams	49,037	*
W. Kirk Wycoff(4)(5)	1,218,693	9.5
Other Named Executive Officers
John R. Davis	120,937	*
Phillip W. Barnhouse Joseph C. Seiler	57,590 100,000	* *
Named Executive Officers and Directors as a Group (10 persons)	2,428,443	18.0%

*	Represents beneficial ownership of less than 1%.
(1)	The business address for these individuals is c/o Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223.
(2)	Includes 1,159 shares held jointly.
(3)	Includes 408,575 shares that are held by Mr. Porter in an Irrevocable Trust.
(4)	Includes 1,000,752 shares of common stock held by Patriot Financial Partners, L.P. and 172,877 shares of common stock held by Patriot Financial Partners Parallel, L.P. Patriot Financial Partners, GP, L.P. (“Patriot GP”) is a general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Funds”) and Patriot Financial Partners, GP, LLC (“Patriot LLC”) is a general partner of Patriot GP. In addition, Mr. Wycoff is one of the general partners of the Funds and Patriot GP and a member of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Mr. Wycoff. Also includes 45,064 shares issued to Patriot Financial Manager LP as compensation for Mr. Wycoff’s service as a non-employee director of Porter Bancorp.
(5)	Does not include 1,086,158 shares of common stock underlying 317,042 shares of Series C Preferred Stock (1 to 1.05 conversion rate) and warrants to purchase 753,624 shares of non-voting common stock held by the Patriot Funds. Both the non-voting preferred stock and the non-voting common stock convert into common stock automatically only if, and to the extent that, the holder beneficially owns, together with affiliates, less than 9.9% of the outstanding shares of common stock.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the common stock by any shareholder known to us, based on public filings made with the SEC, to own 5% or more of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class
J. Chester Porter c/o Porter Bancorp, Inc. 2500 Eastpoint Parkway Louisville, Kentucky 40223	3,198,405	24.8%

Maria L. Bouvette c/o Porter Bancorp, Inc. 2500 Eastpoint Parkway Louisville, Kentucky 40223	2,857,246	22.2%

Patriot Financial Group(1) Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104-2868	1,218,693	9.5%

Clinton Group, Inc. (2) West 57th Street, 26th Floor New York, NY 10019	899,230	7.0%

(1)	The information is included in reliance on a Schedule 13D filed with the SEC on June 10, 2010, jointly on behalf of Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P., Patriot Financial Partners GP, L.P., Patriot Financial Partners GP, LLC, W. Kirk Wycoff, Ira M. Lubert and James J. Lynch (collectively, the “Patriot Financial Group”) and updated information provided to the Company. The shares listed in the table include 1,000,752 shares of common stock held by Patriot Financial Partners, L.P., 172,877 shares of common stock held by Patriot Financial Partners Parallel, L.P., and 45,064 shares issued to Patriot Financial Manager LP as compensation for Mr. Wycoff’s service as a non-employee director of Porter Bancorp. In addition to the listed shares, the Patriot Financial Group reported beneficial ownership of 317,042 shares of non-voting preferred stock and warrants to purchase 753,624 shares of non-voting common stock held by the Patriot Funds with a strike price of $10.95 per share. Each share of both the non-voting preferred stock converts into 1.05 shares of voting common stock automatically only if, and to the extent that, the holder beneficially owns, together with affiliates, less than 9.9% of the outstanding shares of common stock.
(2)	The information is included in reliance on a Schedule 13F and amendments filed with the SEC jointly on behalf of Clinton Group, Inc., SBAV LP, SBAV GP LLC, Clinton Magnolia Master Fund, Ltd. and George Hall. In addition to the listed shares, this holder also is the beneficial holder of record of warrants to purchase 228,261 shares of non-voting common stock with a strike price of 10.95 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

Our Audit Committee has the responsibility to review and approve or ratify all transactions, other than loans and extensions of credit, between the Company and related parties, including without limitation, fees and commissions for services, purchases or sales of assets, rental arrangements and any other financial arrangement.

As a banking institution, we are not subject to Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. However, loans must be made:

•	in the ordinary course of our consumer credit business;

•	of a type we generally make available to the public; and

•	on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

We have long-standing policies and procedures governing our extension of credit to related parties in compliance with the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O. All loans to directors and executive officers or their affiliates are approved by the Board of Directors of PBI Bank. As of December 31, 2013, the aggregate amount of all loans outstanding to our executive officers and directors, the executive officers and directors of PBI Bank and the firms and corporations in which they have at least a ten percent beneficial interest was approximately $1.1 million.

Our officers, directors and principal shareholders and their affiliates and certain of the officers and directors of PBI Bank and their affiliates have conducted banking transactions with PBI Bank from time to time, including investments in certificates of deposit. All such investments have been made, and will continue to be made, only in the ordinary course of business of PBI Bank on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Banks Under Common Control

Our Chairman Emeritus, J. Chester Porter and his brother, our director William G. Porter, each own a 50% interest in Lake Valley Bancorp, Inc., the parent holding company of The Peoples Bank, Taylorsville, Kentucky, located approximately 25 miles southeast of Louisville in Spencer County.

J. Chester Porter owns an interest of approximately 36.0% and William G. Porter, owns an interest of 3.0% in Crossroads Bancorp, Inc., the parent holding company of The Peoples Bank, Mount Washington, Kentucky, located approximately 20 miles south of Louisville in Bullitt County. PBI Bank also has banking offices in Bullitt County.

Beginning in 2013, PBI Bank did not renew its management service agreements with The Peoples Bank, Taylorsville, Kentucky and The Peoples Bank, Mount Washington, Kentucky and no longer provides management services to them. At the same time, PBI Bank ceased participating with these banks in making new loans. As of December 31, 2013, we had $4.9 million of participations in real estate loans sold to these affiliate banks prior to 2013.

Other Transactions in Which Related Parties Have an Interest

Our Chairman Emeritus, J. Chester Porter is the owner of Porter & Associates, a law firm that we retained during our last fiscal year. We paid $39,000 to Porter & Associates for legal services provided during 2013. In addition, Porter & Associates received fees from borrowers for its representation of PBI Bank in connection with loan closings.

J. Chester Porter owns Porter Commercial Properties LLC, an entity to which we paid rent totaling $23,200 in 2013 for corporate office space in Shepherdsville, Kentucky. In January 2013, members of our corporate staff relocated from Shepherdsville to our corporate headquarters in Louisville. Beginning in February 2013, we ceased renting space from Porter Commercial Properties LLC and began providing an executive office rental allowance of $3,300 per month for Ms. Bouvette and Mr. Porter through May 2013. The rental allowance was reduced to $2,500 in June and July 2013, and ceased upon Ms. Bouvette’s retirement in July 2013.

Keith Griffee, the son-in-law of J. Chester Porter, is an employee of PBI Bank. Mr. Griffee received compensation of less than $120,000 during 2013. Jack C. Porter, son of J. Chester Porter, provides real estate-related services to PBI Bank from time to time. In 2013, we paid $43,000 in real estate commissions and $29,000 for other property management services to Mr. Porter.

In 1994, J. Chester Porter and Maria L. Bouvette issued a promissory note to David L. Hawkins, a director and Chairman of our Audit Committee, in the principal amount of $500,000 as part of the consideration paid to Mr. Hawkins in connection with the acquisition of Pioneer Bank by a predecessor of our Company. The promissory note was paid in full in January 2014.

In 2013, PBI Bank entered into a Real Estate Listing and Property Management Agreement with Hogan Development Company, an entity in which our director, W. Glenn Hogan, has an ownership interest. Under these agreements, Hogan Development Company assists PBI Bank in onboarding, managing, and selling the Bank’s other real estate owned. The majority of the fees to be paid under these agreements is expected to be attributable to sales commissions earned upon the sale of bank-owned real estate. This arrangement was reviewed and evaluated by the independent members of our Audit Committee both at its inception in 2013 and again when the Board of Directors made its assessment of Mr. Hogan’s independence in 2014. In 2013, we paid $207,000 in management fees and $773,000 in sales commissions to Hogan Development Company under these agreements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10 percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers, and greater than 10 percent beneficial owners, referred to as “reporting persons,” are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, we believe that during 2013 all reporting persons complied with the filing requirements of Section 16(a), except for Ms. Bouvette who we expect to file a late report related to forfeiture of restricted stock.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our Board of Directors is responsible for developing specific policies regarding compensation of our executive officers, as well as evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs, and implementing and administering all aspects of our benefit and compensation plans and programs. Our Compensation Committee is comprised of Mr. Hogan, Mr. Williams, Mr. Monroe and Mr. Wycoff.

Our Board of Directors has determined that in 2013 all of the committee members met the independence requirements of the NASDAQ corporate governance rules and relevant federal securities laws and regulations. We did not engage any compensation consultants to assist the Compensation Committee in determining the compensation paid to our executives in 2013.

Executive Compensation Philosophy and Objectives

Our philosophy for executive compensation is to attract, retain and reward excellent executives and align their interests with the interests of our shareholders. To promote this philosophy, we have established the following objectives:

•	provide fair and competitive compensation to executives, based on their performance and contributions to our Company, that will attract, motivate and retain individuals that will enable our Company to successfully compete with other financial institutions in our markets;

•	provide incentives that reward executives for attaining predetermined objectives that promote and reward individual performance, Company financial performance, achievement of strategic goals and Company stock performance;

•	instill in our executives a long-term commitment and a sense of ownership through the use of equity-based compensation; and

•	ensure that the interests of our executives are aligned with our shareholders’ interests.

TARP Compensation Standards

On November 21, 2008, Porter Bancorp became a participant in the U.S. Treasury’s Capital Purchase Program (“CPP”). As a result, we are required to comply with a number of executive compensation standards during the period of time in which the U.S. Treasury holds an equity position in Porter Bancorp. On February 17, 2009, the America Reinvestment and Recovery Act of 2009 (“ARRA”) required the U.S. Treasury to enact additional compensation standards. The Compensation Committee has taken a number of actions in order to comply with the provisions of CPP and ARRA:

•	Meets with senior risk officers two times annually to review senior executive officer compensation plans and employee incentive compensation plans and the risks associated with these plans. The risk assessment is described in more detail beginning under Incentive Compensation Plan Risk Assessment;

•	Reviews and revises bonus and other incentive plans to ensure that the plans are in compliance with ARRA;

•	Required all senior executive officers and next twenty most highly compensated employees to enter into clawback agreements, which require them to return any bonus payment or award made during the CPP period based upon materially inaccurate financial statements or performance metrics. Each of our current executive officers has agreed that their separation entitlements and bonuses, retention awards and other incentive compensation will comply with these standards;

•	Restructured our Compensation Committee to include only independent directors; and

•	Adopted a policy regarding luxury or excessive expenditures.

As required by CPP (and now by the SEC), we provide an annual “say on pay” advisory vote regarding executive compensation. In last year’s “say on pay” vote, we received majority approval of our executive compensation programs, with approximately 90.0% of the votes being cast in favor of our pay programs.

Overview

In 2012 and 2013, we made several significant changes to the senior management of Porter Bancorp and PBI Bank. The Board of Directors formed a search committee comprised of our five independent directors, including all of the members of the Executive Compensation Committee, to identify and recruit new senior executives of PBI Bank. Through this process, we hired John Taylor as President of Porter Bancorp and President and Chief Executive Officer of PBI Bank in July 2012, and John Davis as Chief Credit Officer of PBI Bank in August 2012. Joseph C. Seiler was recruited to lead the bank’s commercial banking business in April 2013, and Phillip Barnhouse was named Chief Financial Officer of Porter Bancorp in January of 2012 and Chief Operating Officer of PBI Bank in August 2013. As a result of these hires and promotions, we entered into employment agreements with our senior executive officers for the first time to set forth the negotiated terms of their compensation arrangements, including provision for severance compensation in certain circumstances. The employment agreements are described after the Summary Compensation Table under “Executive Compensation” below.

To induce talented and capable individuals to leave their positions with another financial institution to join our organization, we need to offer a competitive compensation package including incentive compensation. However, our ability to offer incentive compensation is limited by the U.S. Treasury’s rules governing the compensation paid to the named executive officers of financial institutions that have participated in Treasury’s Capital Purchase Program. Those rules prohibit us from entering into cash incentive arrangements based on achievement of performance goals with our named executive officers. In addition, although it was important to offer an equity component that would allow the executives to share in the potential upside if and when our financial results improve and the trading price of our stock recovers, the only form of incentive compensation we could offer under Treasury’s rules was restricted stock with long-term restrictions on transferability. The employment agreements provide for grants of restricted stock over two years.

In addition, our status as a “troubled institution” requires that the compensation we propose to pay any executive officer must comply with federal banking regulations and be approved in advance by bank regulatory agencies. In accordance with those regulations, the employment agreements limit severance payments upon termination of employment to one year’s salary and include a “claw-back” provision that entitles the Bank to recover any severance paid if it is subsequently determined that violations of law or certain other enumerated adverse events occurred.

In 2013, our compensation policies for our named executive officers did not materially change. In addition, we continued our practice of awarding restricted stock based upon the Company’s achievement of performance metrics that we believe drive shareholder value and are used by our investors to evaluate us.

Executive Compensation Components

Our compensation program is comprised of three components:

•	Base salary that is competitive with levels paid by comparable financial institutions;

•	Annual incentive cash payments based on the attainment of targeted performance goals; and

•	Equity-based compensation, consisting of stock options and restricted stock, based on the attainment of targeted performance goals.

The executive compensation plan provides a compensation package that is driven by our overall financial performance and is competitive with the public and non-public financial institutions in our market to enable us to attract and retain executives who we believe are critical to our future success. The plan establishes a range of percentages of total compensation for each of the three components set forth above. For each of our executives, base salary constitutes between 50% and 70% of total compensation, cash incentives constitute between 10% and 20%, and equity based compensation constitutes between 20% and 30%. The Committee establishes the target percentage of compensation for each of the three components at the beginning of each year.

Base Salary. When establishing base salaries for our executives, we consider the scope of executive responsibilities and publicly available information concerning the compensation paid to executives with similar levels of responsibility by other comparable public and non-public financial institutions in our market. Although we do not attempt to set the salaries of our executives to fall within a certain percentage range compared to the salaries paid by other comparable institutions, we consider compensation data from comparable institutions to satisfy ourselves that the compensation we pay is competitive and sufficient to recruit and retain the talented employees our business depends upon to be successful.

For 2013, the Committee used the same process for evaluating base salaries for all of our named executives as has been used in previous years. The Committee reviewed 2012 publicly available national peer group data as compiled by SNL Financial in its 2013 Executive Compensation Review, the most recent data available, to ensure that our base salaries, and our incentive compensation that is determined as a percentage of base salary, were competitive with comparable financial institutions. The publicly available data showed base salary and total compensation, which included base salary, annual bonus, other annual compensation, restricted stock awards, performance units and other compensation paid due to long-term incentive plans. The peer groups were: (i) the 53 financial institutions in the Midwest with assets of $1 billion to $5 billion, (ii) the 57 financial institutions nationwide with assets of $1 billion to $5 billion and a ROAE of less than 5.00%. As of December 31, 2013, we had total assets of approximately $1.1 billion and our return on average equity for 2013 was approximately (3.8%) compared to (43.5%) for 2012.

The following table shows the median base salary for 2012 paid to chief executive officers, chief financial officers, chief operating officers and chief credit officers of the two peer groups described above:

Position	Median Base Salary of Midwest Financial Institutions with Assets of $1 billion to $5 billion	Median Base Salary of Financial Institutions with Assets of $1 billion to $5 billion and ROAE of less than 5.00%
CEO	$374,039	$368,333
CFO	225,250	216,069
COO	305,000	266,855
CCO	200,000	190,882

The following table shows the median total compensation for 2012 paid to chief executive officers, chief financial officers, chief operating officers and chief credit officers of the two peer groups described above:

Position	Median Total Compensation of Midwest Financial Institutions with Assets of $1 billion to $5 billion	Median Total Compensation of Financial Institutions with Assets of $1 billion to $5 billion and ROAE of less than 5.00%
CEO	$631,208	$665,335
CFO	340,252	334,269
COO	466,972	412,046
CCO	339,662	234,004

Cash and Equity Incentives. Our cash and equity incentive plan awards cash and equity bonuses based on a weighted scoring of Company performance metrics across a range of pre-determined targets. The five metrics are ratios customarily used to evaluate the performance of banks. No bonus is paid unless actual performance attains at least Goal Level 2. The maximum cash bonus is 20% of base salary. For 2013, the Compensation Committee set the maximum equity bonus for senior executives at 30% of base salary. Equity incentive awards are generally granted in April or May each year when we have received all of the data necessary to make the calculations. The following table shows the pre-established 2013 target ranges by category, with the level actually achieved for each category indicated by a box:

2013 Plan			Goal Level					Results
Metric				($ in millions)				Achieved	Cash Results	Equity Results
#	Metric Description	Weighting	1	2	3	4	5	Level	Scored % Points	Scored % Points

1	Pre-tax net income*	25%	$—	$2.0	$3.0	$4.0	$5.0	1	0.00%	0.00%

2	Non-interest income	20%	$5.0	$5.7	$6.2	$6.7	$7.2	1	0.00%	0.00%

3	Non-interest expense	15%	$37.0	$36.8	$35.5	$34.5	$33.5	2	0.75%	1.13%

4	Core deposit growth**	15%	$200.0	$210.0	$220.0	$225.0	$230.0	1	0.00%	0.00%

5	Non-performing Assets***	25%	$225.0	$200.0	$175.0	$150.0	$125.0	2	1.25%	1.88%

	Max Cash Award as % of Salary		0.0%	5.0%	10.0%	15.0%	20.0%	Total	2.00%	3.00%

	Max Equity Award as % of Salary		0.0%	7.5%	15.0%	22.5%	30.0%

Notes:

Plan is based on 5 key performance metrics - no points earned for first column of achievement. Payouts are at the discretion of the compensation committee.

Up to 20% of base pay may be earned in cash bonus and up to 30% of base pay may be earned in share-based compensation (CEO/EVP)

*	Excludes gain on sale of securities, OTTI charges, and other non-recurring items as determined at the Compensation Committee’s discretion.
**	Core deposits defined as non-interest bearing DDA, interest checking, and savings. Excludes MMKT/CD/IRA/Public and official checks.
***	Includes loans past due 90+ accruing, non-accrual loans, TDR loans, OREO, and Repo.

As noted in the table, the Company’s performance improved significantly in 2013 when compared to 2010-2012. Our CEO and named executives would have qualified to receive cash and equity incentive bonuses equal to 2% and 3% of base salary, respectively. However, our executive management team is not satisfied with these results and recognizes that much work remains to restore the institution’s balance sheet and operating performance. In addition, as long as the United States Treasury continues to hold the Company’s preferred stock purchased under the Capital Purchase Program, the Company cannot pay cash incentive compensation to its senior executive officers and may only award equity incentive compensation that is subject to transfer restrictions that lapse only to the extent that the preferred stock held by Treasury is redeemed or redeemed at face value. Given these restrictions and management’s objective to improve the Company’s financial performance, the named executives elected to forego all incentive compensation for 2013 under the 2013 plan.

Mr. Taylor and Mr. Davis each received a restricted stock award on September 30, 2013, to complete the equity grants they were due under the employment agreements signed when each of them was initially hired in 2012. Mr. Taylor was awarded 116,000 shares having a grant date fair value of $139,200. Mr. Davis was awarded 53,551 shares having a grant date fair value of $64,261. Mr. Seiler and Mr. Barnhouse each received a restricted stock award on August 7, 2013, upon execution of employment agreements. Mr. Seiler was awarded 46,000 shares having a grant date fair value of $78,200. Mr. Barnhouse was awarded 50,000 shares having a grant date fair value of $85,000.

For 2014, our cash and equity incentive plan is largely unchanged except for some adjustments to how the performance metrics are calculated, as explained in the table footnotes. The following table shows the pre-established 2014 target ranges:

2014 Plan			Goal Level
Metric				($ in millions)
#	Metric Description	Weighting	1	2	3	4	5
1	Pre-tax net income*	25%	$—	$1.5	$2.0	$2.7	$3.5
2	Non-interest income	20%	$3.6	$4.1	$4.6	$5.1	$5.6
3	Non-interest expense	15%	$33.7	$33.2	$32.7	$32.0	$31.3
4	Core deposits**	15%	22.0%	25.0%	27.5%	30.0%	32.5%
5	Non-performing Assets***	25%	$133.0	$115.0	$95.0	$85.0	$75.0
	Max Cash Award as % of Salary		0.0%	5.0%	10.0%	15.0%	20.0%

	Max Equity Award as % of Salary		0.0%	7.5%	15.0%	22.5%	30.0%

Notes:

Plan is based on 5 key performance metrics - no points earned for first column of achievement. Payouts are at the discretion of the compensation committee.

Up to 20% of base pay may be earned in cash bonus and up to 30% of base pay may be earned in share-based compensation (CEO/EVP)

*	Excludes gain on sale of securities, OTTI charges, and other non-recurring items as determined at the Compensation Committee’s discretion.
**	Total Deposits excluding CD, IRA, and Public Funds
***	Includes loans past due 90+ accruing, non-accrual loans, OREO, and Repo.

Other Benefits

401(k) Plan. All of our full and part-time employees, including our named executive officers, are eligible to participate in our 401(k) Plan after 90 days of employment. Employees may contribute a portion of their compensation up to the limitations imposed by federal tax laws. We contribute a matching contribution equal to 50% of the participants’ first 4% of deferred compensation contribution. At our discretion, we may make an additional contribution each plan year. No discretionary contributions were made in 2013.

Supplemental Executive Retirement Plan. In 2004, PBI Bank established a Supplemental Executive Retirement Plan to provide additional benefits for certain key officers. The plan still covers Phillip W. Barnhouse, the only executive officer that participates in the SERP. There are no intentions to adjust his payments or add additional participants to this plan.

Pursuant to the SERP, we are obligated to pay each participant at retirement, or his or her beneficiaries at death, monthly retirement income for 10 years equal to 30% of the participant’s projected salary. Participants begin to vest in this benefit after five years of service and fully vest after ten years of service. In addition, we must pay benefits if the participant’s employment terminates before retirement age (other than by death or for cause) or if the participant is terminated within three years following a change-in-control. The payment of benefits upon a change-in-control is described under the heading “Potential Payments Upon Termination or Change-In-Control” below.

The estimated cost of the plan is accrued over the period of active employment of the participants, of which there are six. As of December 31, 2013, $1,348,000 had been accrued as a liability for the plan, and the amount charged to operations in 2013 totaled $87,000. In order to provide earnings to offset plan expenses, PBI Bank purchased life insurance on the plan participants. As of December 31, 2013, the cash surrender value of the bank owned life insurance was approximately $8,911,000. Income earned from the cash surrender value of the life insurance totaled $297,000 in 2013.

Incentive Compensation Plan Risk Assessment

The Compensation Committee met with the Company’s senior risk officers two times in 2013 to review the Company’s incentive compensation plans. The Company’s senior risk officers discussed with the Committee the long and short term risks to the value of the Company, and how compensation elements might incentivize senior executive officers or other employees. As part of this assessment, the Committee identified all of the Company’s incentive plans. The Committee then reviewed its previously established risk objectives, which are:

•	Awards should be structured to be paid over a time horizon that takes into account the risk horizon so that the payment reflects whether the employee’s performance over the service period has contributed to the long-term value of the Company;

•	The incentive must reflect competitive compensation sufficient to retain and recruit talented employees to contribute to the Company’s future success;

•	Compensation should be allocated among various short and long term incentives and among equity and cash incentives based on the specific role of the employee;

•	A significant portion of senior level position compensation should be long-term compensation that aligns the interest of the employee with the interests of shareholders and taxpayers;

•	The performance period for performance pay should be tailored to encompass individual performance or performance of the relevant business unit, taking into account business objectives, and taking into account multiple factors such as revenue production, expertise, compliance, and leadership;

•	Performance measures may relate to employee compliance with corporate policies;

•	The performance measures should not be so great that the arrangement fails to provide an adequate incentive for the employee to perform, and the metrics should be measurable and enforceable; and

•	That a significant portion of compensation should be performance-based for higher levels of responsibility.

The Committee then identified the possible risk factors that should be considered in reviewing the various incentive compensation plans. These risks included:

•	Financial Risk: Risk that employee compensation plans or features could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee;

•	Regulatory Risk: Risk of financial or reputational loss caused by a failure to comply with legal rules, regulations or guidelines, including those set by regulatory bodies;

•	Credit Risk: Risk that a plan or feature could encourage a lender to promote a loan transaction that is not in the Company’s best interest and the borrower subsequently becoming insolvent or otherwise unable to meet its financial obligations;

•	Operational Risk: Risk that losses could arise from human error, including judgmental error, or a failure in internal controls or systems related to the Company’s incentive plans;

•	Reputational Risk: Risk of exposure to criticism from shareholders, the general public and customers, difficulty with proxy voting on proposals regarding executive compensation and/or share availability, and Board embarrassment;

•	Litigation Risk: Risk of losses and other expenses that arise from alleged breaches or violations of compensation plans; and

•	Enterprise Risk: Risk that could endanger the Company’s existence as an ongoing enterprise;

The Committee then reviewed each of the plans. The Committee identified the risks involved with each of the plans and determined that the risks involved in each of the plans was acceptable, subject to compliance with internal controls and normal monitoring. As a result, the Committee determined that none of the Company’s plans created risks that were reasonably likely to have a material adverse effect on the Company. In early 2011, management, upon consultation with the Committee, determined to eliminate all fee-sharing arrangements that had previously been in place with the Company’s loan officers. The Committee and management believe that this action further reduces the risk exposure of the Company going forward.

COMPENSATION COMMITTEE REPORT

Porter Bancorp’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

In addition, as required by the provisions of the U.S. Treasury’s Capital Purchase Program, the Committee certifies: (1) it has reviewed with senior risk officers the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of Porter Bancorp; (2) it has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to Porter Bancorp; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Porter Bancorp to enhance the compensation of any employee.

The Compensation Committee

W. Glenn Hogan, Chairman

Stephen A. Williams

W. Kirk Wycoff

Sidney L. Monroe

EXECUTIVE COMPENSATION

The following table discloses the compensation received by Porter Bancorp’s Chief Executive Officer, Chief Financial Officer, and the other most highly paid executive officers (these individuals are referred to as the “named executive officers”) during the year ended December 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Award(1)	Non-Equity Incentive Plan Compensation(2)		Change in Nonqualified Deferred Compensation Earnings(3)		All Other Compensation(4)	Total
John T. Taylor President and CEO	2013 2012	$375,000 166,346	$187,640 83,171	$	— —	$	— —	$6,500 1,250	$569,140 250,767

John R. Davis Chief Credit Officer(5)	2013 2012	235,000 92,260	99,361 48,130		— —		— —	5,220 392	339,581 140,782

Phillip W. Barnhouse	2013	209,615	85,000		—		38,052	5,645	338,312
Chief Financial Officer (6)	2012 2011	169,125 128,650	— —		— —		18,222 17,163	4,345 3,205	191,692 149,018

Joseph C. Seiler	2013	174,808	78,200		—		—	1,738	254,746
Head of Commercial Banking (7)

Maria L. Bouvette	2013	214,880	—		—		—	28,674	243,554
Former Chairman & CEO (8)	2012 2011	350,000 350,000	25,000 —		— —		— —	49,224 49,124	424,224 399,124

(1)	The grant date fair value for each restricted stock award listed in this column is $0.78 and $1.20 for Mr. Taylor and Mr. Davis in 2013, $1.70 for Mr. Barnhouse and Mr. Seiler in 2013, $1.55 for Mr. Taylor in 2012, $2.15 for Mr. Davis in 2012, and $1.65 for Ms. Bouvette in 2012. 2012 and 2013 grants to Mr. Taylor, Mr. Davis, Mr. Seiler, and Mr. Barnhouse were based upon the terms of their employment contracts. There were no grants in 2011. Grants made in 2013 vest in one-third increments every one year anniversary of the grant date over three years subject to CPP rules and limitations. Grants made in 2012 vest in one-fifth increments every one year anniversary of the grant date over five years subject to CPP rules and limitations.
(2)	The amounts reflect the cash awards paid to the named executives under the Cash Incentive Plan, which is discussed in further detail under the heading “Cash Incentives,” under “Executive Compensation Components.”
(3)	The amounts reflect the increase in the present value of Supplemental Executive Retirement Benefit accrual from the previous year for the named executive officer’s benefit. Please see Pension Benefits table for explanation of benefit and disclosure of present value of accumulated benefit as of December 31, 2013.
(4)	All other compensation for the named executive officers is set forth below:

Name	Vehicle Allowance	401(k) Matching Contribution	H S A Matching Contribution	Life Insurance Premiums Paid for Benefit of Employee	Director Fees	Total Other Compensation
John T. Taylor	$—	$5,500	$1,000	$—	$—	$6,500
John R. Davis	—	4,700	520	—	—	5,220
Phillip W. Barnhouse	—	3,952	1,000	693	—	5,645
Joseph C. Seiler	—	1,238	500	—	—	1,738
Maria L. Bouvette	13,547	4,339	288	—	10,500	28,674

(5)	Mr. Davis joined the Company as Chief Credit Officer in August 2012.
(6)	Mr. Barnhouse became Chief Financial Officer of Porter Bancorp in 2012.
(7)	Mr. Seiler joined the Company as Head of Commercial Banking in April 2013.
(8)	Ms. Bouvette retired from all positions with Porter Bancorp and PBI Bank effective July 31, 2013.

Employment Agreements

Before 2012, we had no employment agreements with our executive officers. When the search committee of our Board of Directors recruited John Taylor and John Davis to join our organization in 2012, it negotiated an employment agreement with each of them setting forth their compensation and other terms of employment. We also entered into employment agreements with Joseph C. Seiler who joined the Company as Head of Commercial Banking in April 2013 and Phillip W. Barnhouse, who became Chief Financial Officer of Porter Bancorp in 2012 and Chief Operating Officer in 2013. The following is a summary of the material terms of the engagement agreements,

Term. The employment agreements for Mr. Taylor and Mr. Davis have an initial three-year term. The employment agreements for Mr. Seiler and Mr. Barnhouse have an initial two-year term. Prior to the second annual anniversary of the effective date, and prior to each annual anniversary thereafter, the Board of Directors of each of the Company and the Bank may approve a one-year extension of the term of the agreement following a review of the executive’s performance, subject to the receipt of any required bank regulatory consents. The Board of Directors must give the executive written notice of any decision not to extend the term not less than 30 days before the next applicable anniversary of the effective date, in which case the agreement will terminate at the conclusion of its remaining term. The expiration dates of the current terms of the agreements with each of the executive officers are shown below:

John T. Taylor	August 1, 2015
John R. Davis	September 23, 2015
Joseph C. Seiler	August 7, 2015
Phillip W. Barnhouse	August 7, 2015

Base salary. The initial annual base salaries of our executive officers are shown below:

John T. Taylor	$375,000
John R. Davis	235,000
Joseph C. Seiler	230,000
Phillip W. Barnhouse	225,000

The Board of Directors may increase the executive’s base salary from time to time, but may only decrease it with his express written consent. No increase in the base salary is expected to occur during the first two years of the agreement.

Restricted stock awards. The employment agreements for Mr. Taylor and Mr. Davis provided for a restricted stock award on the effective date of employment having a grant date value (i.e., number of shares times market value per share) equal to one-third of the executive’s projected total compensation for 2012, defined as the sum of base salary plus the grant date value of the 2012 restricted stock award. Mr. Taylor was awarded 53,659 shares having a grant date value of $83,171. Mr. Davis was awarded 22,386 shares having a grant date value of $48,130.

Their employment agreements also provided that Mr. Taylor and Mr. Davis would receive a restricted stock award on January 2, 2013, subject to any required regulatory consents. Mr. Taylor’s agreement provided for an award having a grant date value equal to the lesser of (a) $250,000 minus the grant date value of the 2012 restricted stock award or (b) $187,500. Mr. Davis’ agreement provided for an award having a grant date value equal to the lesser of (a) $125,000 minus the grant date value of the 2012 restricted stock award or (b) $93,750. However, the total number of shares that each executive could receive in the 2012 and 2013 restricted stock awards could not exceed the maximum of 142,663 shares available remaining in the Company’s 2006 Stock Incentive Plan. On January 2, 2013, Mr. Taylor was awarded 62,103 shares having a grant date fair value of $48,440. Mr. Davis was awarded 45,000 shares having a grant date fair value of $35,100. On September 30, 2013, after shareholders approved an increase in the number of shares available under our 2006 Stock Incentive Plan at the 2013 annual meeting, we awarded Mr. Taylor and Mr. Davis the additional shares of restricted stock award they were due under their employment agreements. Mr. Taylor was awarded 116,000 shares having a grant date fair value of $139,200. Mr. Davis was awarded 53,551 shares having a grant date fair value of $64,261.

Mr. Seiler’s employment agreement provided for a restricted stock award on the effective date of employment having a grant date value (i.e., number of shares times market value per share) equal to one-third of his projected total compensation for 2013, defined as the sum of base salary plus the grant date value of the 2013 restricted stock award. Mr. Seiler was awarded 46,000 shares having a grant date value of $78,200 on August 7, 2013.

Mr. Barnhouse’s employment agreement provided for a restricted stock award of 50,000 shares on August 7, 2013. The grant date value was $85,000.

The vesting of the restricted stock awards granted to our executives complies with the requirements set forth in U.S. Treasury regulations. Vesting will accelerate in the event of the executive’s death or disability. Vesting will also accelerate in the event of a change in control (as defined in the rules under Section 409A of the Internal Revenue Code), provided that vesting will not accelerate if at the time of the change in control any of the following conditions is applicable:

•	the Company remains subject to its written agreement with the Federal Reserve Bank of St. Louis dated September 21, 2011;

•	the Bank remains subject to the consent order issued by the Federal Deposit Insurance Corporation on June 24, 2011; or

•	either the Company or the Bank is deemed to be in “troubled condition” unless prior to or in connection with the change in control the Company and the Bank have received all regulatory approvals required for the acceleration of vesting.

Termination of employment. The employment agreements provide that if the executive’s employment is terminated for one of the following reasons, he will have no right to compensation or other benefits for any period after the date of termination:

•	termination for “Cause”;

•	as a result of disability, retirement or death; or

•	by the executive other than for “Good Reason.”

If the executive’s employment is terminated for one of the following reasons:

•	by the Company other than for Cause, disability, retirement or death;

•	by the executive for Good Reason; or

•	by the Company for other than Cause, disability, retirement or death within six months following the expiration of the term of the agreement;

and if the executive has been employed for at least one year as of the date of termination, then the executive will be entitled to a cash severance amount equal to one times his then current annual base salary, not to exceed the maximum amount that would not constitute a “parachute payment” under the Internal Revenue Code.

The executive’s right to the severance payment is subject to the expiration of his employment agreement for a reason other than non-renewal by the executive and that neither the Company nor the Bank is deemed to be in “troubled condition” under federal banking laws as of the date of termination of employment. In addition, the obligation of the Company and the Bank to pay the severance amount is subject to several conditions, including the executive’s execution of a general release of claims and a determination that the executive has not committed any fraudulent act or omission or any breach of fiduciary duty, is not substantially responsible for the insolvency or troubled condition of the Company or the Bank, and has not materially violated any applicable federal or state banking law or regulation, or violated certain other provisions of federal law.

The employment agreements define “Cause” as termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final consent or cease-and-desist order or material breach of any provision of the agreement.

“Good Reason” is defined as any material change in the Metro Louisville, Kentucky location at which the executive must perform his services or any material breach of the employment agreement by the Company and the Bank, including:

•	a material diminution in the executive’s base compensation,

•	a material diminution in his authority, duties or responsibilities, or

•	any change in the executive’s reporting duties.

Prior to any termination for Good Reason, the executive must provide written notice within 90 days of the initial existence of the condition, and the Company and the Bank will have the right to remedy the condition within 30 days of receipt.

Restrictive covenants. The employment agreements include covenants not to compete with the Company and the Bank and not to solicit their employees and customers for a period of 12 months after termination of employment unless the executive’s employment is terminated in connection with or following a Change in Control of the Company or the Bank (as defined under Section 409A of the Internal Revenue Code and the regulations thereunder). The agreements also include covenants to maintain the confidentiality of the confidential information of the Company and the Bank other than in the course of performing services for them.

Grants of Plan-Based Awards

The following table details all equity-based and non-equity awards granted in 2013 to each of the officers named in the Summary Compensation Table.

Our equity grants have been issued under the Porter Bancorp, Inc. 2006 Stock Incentive Plan, which was established in February 2006 in anticipation of becoming a public company. The 2006 Plan authorizes the issuance of up to 1,263,050 shares in the form of stock options and restricted stock awards. Although the 2006 Plan authorizes both stock options and restricted stock grants, at this time, the Company is currently awarding restricted stock only. The method for granting restricted stock is more fully described in the Compensation Discussion and Analysis.

	Grant		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Date		Threshold	Maximum	Threshold	Maximum	Stock or Units	Awards
John T. Taylor	1/2/13	(3)					62,103	$48,440
	9/30/13						116,000	139,200
		(2)	—	—	3,606	96,154
John R. Davis	1/2/13	(3)					45,000	35,100
	9/30/13						53,551	64,261
		(2)	—	—	2,260	60,256
Phillip W. Barnhouse	8/7/13	(3)					50,000	85,000
		(2)	—	—	2,163	57,692
Joseph C. Seiler	8/7/13	(3)					46,000	78,200
		(2)	—	—	2,212	58,974
Maria L. Bouvette	n/a		—	—	—	—	n/a	n/a

(1)	Our named executive officers may not be paid cash incentive compensation as long as the United States Treasury continues to hold our preferred stock purchased under the Capital Purchase Program.
(2)	Under our incentive plan, the maximum equity incentive award the named executive officers can earn is 30% of base salary based upon the attainment of the Level 5 goal for all financial metrics. The minimum equity incentive award represents attainment of the Level 2 goal for the lowest weighted financial metric. Share amounts are based on the $1.17 closing price of the common stock on March 31, 2014. Our executive officers declined equity incentive compensation for 2013.
(3)	Shares awarded to the named executive officers under the terms of employment agreements. See Employment Agreements – Restricted Stock Awards, above.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock awards at December 31, 2013. None of our named executive officers had outstanding options as of that date.

Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
John T. Taylor	53,659 62,103 116,000	(3) (5) (7)	$54,196 62,724 117,160	—	—

John R. Davis	22,386 45,000 53,551	(4) (5) (7)	22,610 45,450 54,087	—	—

Phillip W. Barnhouse	379 967 50,000	(1) (2) (6)	383 977 50,500	—	—

Joseph C. Seiler	46,000	(6)	46,460	—	—

(1)	Granted March 20, 2009; 20% vest annually on the anniversary of the grant date.
(2)	Granted March 9, 2010; 20% vest annually on the anniversary of the grant date.
(3)	Granted August 2, 2012; 40% vest on the second anniversary of the grant date and 20% percent vest annually thereafter.
(4)	Granted September 24, 2012; 40% vest on the second anniversary of the grant date and 20% percent vest annually thereafter.
(5)	Granted January 2, 2013; 40% vest on the second anniversary of the grant date and 20% percent vest annually thereafter.
(6)	Granted August 7, 2013; two-thirds vest on the second anniversary of the grant date and the remaining one-third vest the following year.
(7)	Granted September 30, 2013; two-thirds vest on the second anniversary of the grant date and the remaining one-third vest the following year.
(8)	Based on the closing price of $1.01 of our common stock at December 31, 2013.

Option Exercises and Stock Vested

The following table shows stock awards that vested during 2013. None of our named executive officers exercised stock options during the year.

	Stock Awards
Name	Number of Shares Acquired on Vesting		Value Realized on Vesting
Phillip W. Barnhouse	296	(1)	263	(2)
	379	(3)	352	(4)
	483	(5)	464	(6)

Maria L. Bouvette	916	(1)	815	(2)
	1,677	(3)	1,560	(4)
	2,139	(5)	2,053	(6)

(1)	One-fifth of the restricted shares awarded on April 11, 2008 vested on April 11, 2013.
(2)	Based on the closing price of $0.89 of our common stock at April 11, 2013.
(3)	One-fifth of the restricted shares awarded on March 20, 2009 vested on March 20, 2013.
(4)	Based on the closing price of $0.93 of our common stock at March 20, 2013.
(5)	One-fifth of the restricted shares awarded on March 9, 2010 vested on March 9, 2013.
(6)	Based on the closing price of $0.96 of our common stock at March 9, 2013.

Pension Benefits

The following table sets forth, in specified years of credited service, the estimated present value of accumulated benefits under the supplemental executive retirement plan adopted by PBI Bank in July 2004.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits (1)	Payments During Last Fiscal Year
Phillip W. Barnhouse	Supplemental executive retirement plan	n/a	$143,512	—

(1)	Reports the present value of the obligation to each executive upon retirement at age 62 as of the end of the fiscal year. The plan is designed to provide monthly retirement income to the executive for ten years equal to 30% of his projected salary at age 62. This projected salary was determined at plan inception. The present value utilizes a discount rate of 6%. The supplemental executive retirement plan is discussed in further detail under the heading “Other Benefits” in the Compensation Discussion and Analysis section.

Potential Payments upon Termination or Change-in-Control

The employment agreements with each of our executive officers provide that the executive would be entitled to receive a lump sum cash severance payment equal to one (1) times the executive’s then current annual base salary upon termination of employment in the circumstances described above under Employment Agreements – Termination of Employment.

Mr. Barnhouse, the remaining active executive participant, in the Supplemental Executive Retirement Plan, is entitled to certain benefits under that Plan upon retirement or other termination of employment. Subject to any change of control limitations required by ARRA, upon a change of control followed within 36 months by the voluntary or involuntary termination of employment, a plan participant will receive a lump sum payment equal to the present value of the obligation such participant would be entitled to receive upon retirement at age 62. A change of control is defined under the Plan as (a) the acquisition of 50% or more of our capital stock, (b) a change in the composition of a majority of our directors or (c) the adoption of a merger, consolidation or reorganization plan by the

Board of Directors in which the Company is not the surviving entity. Under this change of control provision, Mr. Barnhouse would have received a lump sum payment equal to $271,655 if terminated on December 31, 2013 and a change of control of the Company had occurred within three years prior to such date. The Supplemental Executive Retirement Plan is described in further detail under the heading “Other Benefits” in the Compensation Discussion and Analysis section.

Except for the benefits described in this section, and the automatic vesting of outstanding restricted stock upon a change of control, we have no agreements or understandings with our executive officers that provide for payments upon termination of employment or a change-in-control of our Company.

EQUITY PLAN INFORMATION

The following table provides information about our equity compensation plans as of December 31, 2013.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1)
Equity compensation plans approved by shareholders	—	n/a	462,859
Equity compensation plans not approved by shareholders	n/a	n/a	n/a

Total	—	—	462,859

(1)	There are 349,497 shares remaining available for issuance under our 2006 Stock Incentive Plan as stock options or restricted stock grants. 113,362 shares may be issued under our Non-employee Directors Stock Ownership Incentive Plan as stock options or grants of restricted stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised of three directors, each of whom the Board has determined to be an independent director as defined by the NASDAQ corporate governance rules. The duties of the Audit Committee are summarized under “Committees of the Board” and are more fully described in the Audit Committee charter adopted by the Board of Directors.

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe Horwath LLP, Porter Bancorp’s independent registered public accounting firm, to audit the consolidated financial statements in accordance with the United States generally accepted auditing standards.

In connection with its review of Porter Bancorp’s consolidated financial statements for 2013, the Audit Committee:

•	has reviewed and discussed the audited consolidated financial statements with management;

•	has discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards Nos. 16 and 114, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and

•	has approved the audit and non-audit services of the independent registered public accounting firm for 2013.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for 2013 be included in Porter Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

Members of the Audit Committee:

David L. Hawkins, CPA, Chairman

Sidney L. Monroe, CPA

Stephen A. Williams

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Engagement of Independent Auditors

At its meeting held on March 26, 2013, the Audit Committee selected Crowe Horwath LLP to serve as Porter Bancorp’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2013. Crowe Horwath LLP or its predecessor has served as Porter Bancorp’s independent registered public accounting firm since the 1988 fiscal year. Crowe Horwath LLP representatives are expected to attend the 2014 Annual Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.

Fees Incurred by Porter Bancorp for Crowe Horwath LLP

The following table presents fees for professional services rendered by Crowe Horwath LLP for the audit of the Corporation’s annual financial statements for 2013 and 2012 and fees billed for audit-related services, tax services, and all other services rendered by Crowe Horwath LLP for 2013 and 2012.

	2013	2012
Audit Fees	$351,875	$377,270
Audit-Related Fees	—	18,500
Tax Fees	50,315	47,000
All Other Fees	—	—

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the Company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees,”; (iii) “tax fees” are fees for professional services rendered by the Company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the Company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

2. NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As previously discussed in the Compensation Discussion and Analysis, Congress enacted ARRA in February 2009. ARRA imposes a number of requirements on financial institutions, such as Porter Bancorp, that received an investment under the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program. One of the requirements is that at each annual meeting of shareholders during the period in which any obligation arising from TARP financial assistance remains outstanding, TARP recipients must permit a separate nonbinding “say on pay” shareholder vote to approve the compensation of executives.

In January 2011, the SEC adopted amendments to the Securities Exchange Act of 1934 that require companies to conduct a shareholder advisory vote on executive compensation and a separate shareholder vote to determine how often the Company will conduct such shareholder advisory vote. Under the amendments, companies that still have outstanding obligations under TARP and therefore must already hold an annual “say on pay” vote, are not required to conduct a “say on pay” frequency vote until they are no longer subject to ARRA as a TARP recipient.

This proposal gives you as a shareholder the opportunity to vote for or against the following resolution:

“RESOLVED, that the shareholders approve Porter Bancorp’s overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Board of Directors Recommendation

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. We believe our compensation policies and procedures emphasize a pay-for-performance structure and are strongly aligned with the long-term interests of our shareholders, as described in the Compensation Discussion and Analysis. The Compensation Committee oversees our executive compensation program and regularly monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

Our Board and our Compensation Committee believe that our commitment to these responsible compensation practices justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this proxy statement.

The Board unanimously recommends you vote “FOR” this Proposal 2. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

3. AMENDMENT OF PORTER BANCORP, INC. 2006 NON–EMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN

The Porter Bancorp, Inc. 2006 Non–Employee Directors Stock Ownership Incentive Plan (“Director Plan”) was established by our Board of Directors and approved by our shareholders in 2006. The purposes of the Director Plan are to advance our interest by providing non–employee directors with an ownership interest in our Company and to enhance our ability to attract and retain persons of outstanding ability to serve as our directors.

The Director Plan provides that each non–employee director of Porter Bancorp is awarded restricted shares having a fair market value of $25,000 annually, and each non–employee director of PBI Bank who is not a director of Porter Bancorp would be awarded restricted shares having a fair market value of $5,000 annually. We have suspended payment of cash compensation to our non-employee directors indefinitely, so that restricted stock awarded under the Director Plan is the only compensation our directors currently receive for their services.

The proposed amendment would increase the total number of shares issuable under the Director Plan from 400,000 shares to 700,000 shares.

Our Board of Directors continues to believe that grants of equity to our non–employee directors are a desirable and useful means of linking the directors’ interests with the interests of our shareholders. In order to attract and retain persons of outstanding ability to serve as our directors, we believe the compensation we pay our non-employee directors should be commensurate with their duties and responsibilities.

A copy of the Director Plan, as it is proposed to be amended, is attached as Appendix A to this proxy statement.

Description of the Director Plan

The purposes of the Director Plan are to advance our interest by providing non–employee directors with an ownership interest in our Company and to enhance our ability to attract and retain persons of outstanding ability to serve as our directors.

The Director Plan is designed to operate automatically and require minimal administration. Our Board of Directors is authorized to interpret the Director Plan and the respective award agreements executed under the Director Plan and to make all other determinations with respect to the Director Plan. The Director Plan will terminate on the date when all shares available under the plan have been acquired pursuant to the exercise of grants, unless the Board of Directors terminates the Director Plan before that date.

The Director Plan currently provides for an annual grant of restricted shares having a fair market value of $25,000 to each non–employee director of Porter Bancorp and an annual grant of restricted shares having a fair market value of $5,000 to each non–employee director of PBI Bank who is not a director of Porter Bancorp. “Fair market value” is defined by the Director Plan as the trading price of our common stock at the closing of trading on the grant date, which would remain the first day of the month after our annual meeting of shareholders.

Restricted shares are shares of our common stock that may not be transferred, and are subject to forfeiture, over a specified period. Directors that are granted restricted shares will have all of the same rights as a shareholder, including the right to vote the restricted shares and the right to receive dividends. Currently, restricted shares of common stock will vest on December 31 in the year the shares were granted as long as the director is continuing to serve on the Board of Directors. If a director ceases to serve on the Board of Directors for any reason, the director will automatically forfeit the unvested portion of the restricted shares.

In the event of a change in control, the restriction on the sale of any unvested restricted shares will end. Under the Director Plan, a change in control means (i) the disposal of our business or the business of PBI Bank pursuant to a liquidation, sale of assets or otherwise, (ii) any person, group or entity acquiring or gaining ownership or control of more than 50% of our outstanding shares or the outstanding shares of PBI Bank, other than any trustee or other fiduciary holding shares under any employee benefit plan, or (iii) during any period of two consecutive years, individuals who were our directors at the beginning of that period cease to constitute a majority of the Board of Directors, unless the election of each new director was approved by at least two–thirds of the directors then still in office who were directors at the beginning of the period.

The grant of restricted shares does not result in income for the recipient or in a deduction for us. The recipient of restricted shares recognizes ordinary income and we are entitled to a deduction at the time the restrictions lapse. The amount of income is measured by the fair market value of the shares at the time of lapse. Any dividends paid on restricted shares while subject to restriction is treated as compensation for federal income tax purposes. A recipient of restricted shares may make a Section 83(b) Election to include in income the fair market value of the restricted shares at the time of the award. The election must be made within 30 days of the date of the award. If a Section 83(b) Election is properly made, the holder of the restricted shares will have a capital gain holding period that commences on the date of the award and will not recognize further income when the restrictions lapse. Income recognized upon making the Section 83(b) Election is ordinary income subject to income tax withholding and all applicable payroll taxes. If a recipient of restricted shares makes a Section 83(b) Election and later forfeits the stock, the recipient will not receive any tax deduction to make up for the tax already paid.

The proposed amendment would increase the total number of shares issuable under the Director Plan from 400,000 shares to 700,000 shares. The amendment will not increase the number or the dollar value of the shares automatically awarded to non-employee directors each year.

The following table shows the compensation to be paid to the non–employee directors of Porter Bancorp and PBI Bank as a group under the Director Plan for fiscal year 2014.

NEW PLAN BENEFITS

Porter Bancorp, Inc. 2006 Non–Employee Directors Stock Ownership Incentive Plan

Name and Position	Dollar Value(1)	Number of Shares(2)
All non–employee directors as a group (7 persons)	$155,000	not determinable

(1)	Includes a $5,000 to one non-employee director of PBI Bank who is not a director of Porter Bancorp.
(2)	Assuming a grant date fair value of $1.13 per share, which was the last sale price of our common stock at the closing of trading on April 21, 2014, a total of 137,169 shares would be issued to the non-employee directors.

The Board unanimously recommends you vote “FOR” this Proposal 3. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

4. AMENDMENT OF PORTER BANCORP, INC. 2006 STOCK INCENTIVE PLAN

The Board of Directors has proposed to amend the Porter Bancorp, Inc. 2006 Stock Incentive Plan (which we refer to in this proxy statement as the “Employee Plan”). The amendment would increase the number of common shares authorized for issuance under the Employee Plan by an additional 300,000 shares. The Employee Plan originally authorized the issuance of 400,000 common shares for stock options and restricted stock to employees of Porter Bancorp and PBI Bank. The number subsequently increased to 463,050 shares as a result of three 5% stock dividends. In 2012, our shareholders approved an increase in the number of shares authorized for issuance under the Employee Plan to 1,263,050 shares.

Overview

Providing executives and other key employees opportunities to receive awards of stock-based compensation is a cornerstone of our compensation program. Making the long-term appreciation of Porter Bancorp’s common shares an important component of executive compensation aligns the interests of executives with the long-term interests of shareholders. Authorizing the issuance of additional shares under the Employee Plan will enable Porter Bancorp to continue to award stock-based incentive compensation to its key employees.

Since 2012, we have made comprehensive changes to the senior management of Porter Bancorp and PBI Bank. To be able to induce talented and capable individuals to leave their positions with another financial institution to join our organization, we had to offer a competitive compensation package including an equity component to allow the executives to share in the potential upside if and when our financial results improve and the trading price of Porter Bancorp recovers. Due to the depressed trading price of our stock, the number of shares we agreed to issue to give market competitive value to the new executives we have recruited and the shares we have subsequently awarded to our new management team have consumed most of the shares available under the Employee Plan.

Our equity-based incentive compensation awarded under the Employee Plan has been principally in the form of restricted stock awards. As of March 31, 2014, the number of shares vested and unvested shares issued under the Employee Plan totaled 967,287 shares, including 823,479 shares awarded since July 1, 2012, leaving only 295,763 shares available for future grants under the Employee Plan.

We believe that it is critical for us to continue to be able to award stock-based incentive compensation to key employees at a time when the future success of our Company and PBI Bank will largely be determined by a new leadership team. Authorizing additional shares for issuance under the Employee Plan will enable us to continue to make equity awards that serve our purposes of promoting employee retention and linking executives’ interests more closely with those of our shareholders and Porter Bancorp’s long-term performance. The amendment would provide some short-term capacity until February 2016 when the Employee Plan is scheduled to expire, and the Board of Directors can consider its equity compensation policies in the context of addressing the Company’s longer-term needs.

If the amendment is approved, the 1,563,050 shares authorized for issuance as stock-based awards during the life of the Employee Plan would represent 11.8% of the common shares issued and outstanding as of March 31, 2014, assuming the conversion of all outstanding convertible preferred shares.

The Employee Plan also limits the total number of shares that can be issued under the Plan to any one employee at 315,762 shares (115,762 shares as adjusted for stock dividends). Such a limit on the total number of shares subject to options and other awards where employee compensation is determined by appreciation in the market value of the underlying shares is a condition to qualify as performance-based compensation not counted toward the $1,000,000 limit on the deductibility of compensation expense by public companies under section 162(m) of the Internal Revenue Code. We are amending this limitation to 390,762 shares subject to options, which number would be increased in proportion to the proposed increase in the total number of shares authorized for issuance under the Employee Plan.

If shareholders do not approve the amendment, we would not be able to award either cash or stock-based incentive compensation to the key employees who will be most directly responsible for the success of our Company and PBI Bank. Not having the ability to issue stock-based incentive compensation would also present a significant obstacle to our efforts to attract new executive talent to address organizational needs.

2006 Stock Incentive Plan

Our Board of Directors adopted the Employee Plan on February 23, 2006, and it was approved by the holders of our voting common stock on April 5, 2006. The following summary of the material features of the Employee Plan is qualified in its entirety by reference to the Employee Plan, a copy of which (as it is proposed to be amended) is attached as Appendix B to this proxy statement.

Administration. The Employee Plan is currently administered by our Board of Directors, which serves as the “compensation committee” under the terms of the Employee Plan. Our Board of Directors may delegate the responsibility for administering the Employee Plan to a compensation committee comprised of two or more independent directors. The compensation committee has the authority to determine and designate from time to time the employees eligible to receive grants of options and restricted stock awards and to determine the vesting, restrictions and other terms of the agreements representing such options or awards, as the case may be. The compensation committee is also authorized to interpret the Employee Plan and the respective award agreements executed under the Employee Plan and to make all other determinations with respect to the Employee Plan.

Shares Available for Issuance. The Employee Plan currently authorizes the issuance of up to 1,263,050 of our common shares upon the exercise of options or the grant of restricted stock awards under the Employee Plan. The amendment would increase this number to 1,563,050 shares. If an option or award expires or is terminated, the shares that were subject to the unexercised or unvested portion will be available for future awards granted under the Employee Plan. The number of shares covered by each outstanding option or award and the exercise price of outstanding options will be proportionately adjusted for any increase or decrease in the number of our outstanding shares resulting from various changes in our capitalization, such as stock splits or stock dividends.

Types of Awards. The Employee Plan provides for grants of nonqualified stock options and shares of restricted stock. A summary of each type of award is as follows:

Restricted Stock Awards. Since 2006, awards under the Employee Plan have been principally in the form of restricted stock awards. A restricted stock award represents common shares that are subject to restrictions on disposition and the obligation of the awardee to forfeit and surrender the shares under certain circumstances (forfeiture restrictions). The compensation committee will have sole discretion to determine the forfeiture restrictions and may provide that such forfeiture restrictions shall lapse upon (i) the attainment of targets established by the compensation committee that are based on (a) the price of a share of our common stock, (b) our earnings per share, (c) our revenue, (d) the revenue of one of our business units designated by the compensation committee, (e) our return on stockholders’ equity or (f) our pre-tax cash flow from operations, (ii) the awardee’s continued employment or service with us for a specified period of time or (iii) a combination of any two or more of the factors listed in clauses (i) and (ii). Each award of restricted stock may have different forfeiture restrictions. Except to the extent restricted under the terms of the Employee Plan and any agreement relating to the award of restricted stock, an awardee granted restricted stock shall have all of the rights of a shareholder including, without limitation, the right to vote restricted stock (when the stock becomes voting stock upon completion of this offering) or the right to receive dividends thereon. At the time of the award of restricted stock, the compensation committee may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the termination of employment or service of the awardee prior to the lapse of the forfeiture restrictions.

Stock Options. A stock option confers upon the awardee the right to purchase a certain number of shares of our convertible non-voting common stock at an established exercise price. The exercise price of each nonqualified stock option granted under the Employee Plan is determined by the compensation committee, and cannot be less than the fair market value of our stock at the grant date. Each option is exercisable for a period not to exceed ten years. For each option, the compensation committee will establish (i) the term of the option, (ii) the time or period of time in which the option will vest, (iii) the form of payment due upon exercise of the option and (iv) the treatment of the option upon the awardee’s termination of employment or service.

Amendment and Termination. Our Board of Directors may amend or terminate the Employee Plan at any time, except that it may not make any amendment which would (i) impair any existing rights under an option or award, or (ii) decrease the exercise price of an option or extend the exercise period of an option. Except with respect to awards then outstanding, if not sooner terminated, the Employee Plan terminates and no further awards shall be granted after the expiration of ten years from the date of its adoption.

Recapitalization or Change in Control. In the event of a change in control, the Employee Plan provides that options granted under the plan become exercisable in full, whether or not exercisable at that time, and the restriction period for any restricted stock award ends. Under the Employee Plan, a change in control means (i) the disposal of our business or the business of PBI Bank pursuant to a liquidation, sale of assets or otherwise, (ii) any person, group or entity acquiring or gaining ownership or control of more than 50% of our outstanding shares or the outstanding shares of PBI Bank, other than any trustee or other fiduciary holding shares under any employee benefit plan, or (iii) during any period of two consecutive years, individuals who were our directors at the beginning of that period cease to constitute a majority of the Board of Directors, unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

The following table shows the amount that will be received by our current executive officers if the amendment to the Employee Plan is approved.

NEW PLAN BENEFITS

Porter Bancorp, Inc. 2006 Stock Incentive Plan

Name and Position	Dollar Value(1)	Number of Restricted Shares Awarded(1)
John T. Taylor
President Porter Bancorp and CEO PBI Bank	—	—

John R. Davis	—	—
Chief Credit Officer

Phillip W. Barnhouse	—	—
Chief Financial Officer

Joseph C. Seiler	—	—
Executive Vice President

Executive Officer Group (4 persons)	—	—

Non-Executive Officer Group	—	—

(1)	As equity grants under the Plan are awarded at the discretion of the Executive Compensation Committee and the Board of Directors, amounts to be received if the amendment is approved are not determinable.

If our shareholders do not approve the proposed amendment, our ability to award equity based incentive compensation in the future will be significantly limited as the number of shares available for such awards will be limited to shares that become available as a result of forfeitures of outstanding awards.

The Board unanimously recommends you vote “FOR” this Proposal 4. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for a shareholder proposal to be brought before Porter Bancorp’s 2015 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of Porter Bancorp at the address below no later than December 29, 2014. The notice of a proposed item of business must provide information as required in our bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own; and any material interest you have in the proposal. In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2015 Annual Meeting of Shareholders, the proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company sponsored proxy materials. Proposals should be addressed to:

Porter Bancorp, Inc.

Attn: Corporate Secretary

2500 Eastpoint Parkway

Louisville, Kentucky 40223

If you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Corporate Secretary must receive this notice not later than December 29, 2014. The notice of a proposed director nomination must provide information as required in our bylaws which, in general, require that the notice of a director nomination include your name, address and a representation that you are a shareholder and entitled to vote for directors; the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request made to the Corporate Secretary at the address above.

GENERAL INFORMATION

Financial Information

A copy of our 2013 Annual Report on Form 10-K is enclosed. Shareholders and prospective investors may request a copy of our 2013 Annual Report on Form 10-K by writing to Phillip W. Barnhouse, Chief Financial Officer, Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223. The Form 10-K is also available from the SEC’s website at www.sec.gov or from our website at www.pbibank.com. Click on “Investor Relations” and “SEC Filings.”

Solicitation of Proxies

Porter Bancorp will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Porter Bancorp by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means.

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Appendix A

PORTER BANCORP, INC.

2006 NON-EMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN

(as amended and restated as of March 26, 2014)

ARTICLE 1. PURPOSE.

The purpose of this 2006 Non-employee Directors Stock Ownership Incentive Plan (“Plan”) is to advance the interests of Porter Bancorp, Inc., a Kentucky corporation (“Company”), and its subsidiaries, by providing non-employee directors of the Company and its principal subsidiary, PBI Bank, Inc. with an ownership interest in the Company. The Plan is also intended to enhance the Company’s ability to attract and retain persons of outstanding ability to serve as directors of the Company and the Bank.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. As used in the Plan, the terms defined parenthetically, immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

(a) “Award” shall mean a grant of Options or of Restricted Stock under Section 5 of the Plan.

(b) “Award Date” shall mean (i) in 2006, the date on which the Company’s registration statement for an initial public offering of its Shares is declared effective by the Securities and Exchange Commission, and (ii) in subsequent years, the first business day of the first calendar month after the date of the Company’s annual meeting of shareholders.

(c) “Bank” shall mean PBI Bank, Inc., a wholly owned subsidiary of the Company.

(d) “Board” shall mean the Board of Directors of the Company or the Bank, as the case may be.

(e) “Change of Control” means (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding capital stock; (ii) any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding capital stock; (iii) the persons who were members of the Board of the Company immediately before a transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iv) the business of the Company is disposed of pursuant to a merger, consolidation, share exchange, sale or other disposition of the Bank, or to a partial or complete liquidation, sale of assets, or otherwise.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, together with any regulations promulgated thereunder.

(g) “Committee” shall mean the committee described in Section 3.1.

(h) “Director” shall mean a member of the Board who is not an employee of the Company or any Subsidiary of the Company.

(i) “Disability” shall mean a physical or mental infirmity that the Committee determines impairs the Director’s ability to perform substantially his or her duties for a period of 180 consecutive days.

(j) “Effective Date” shall mean the date described in Section 6.1.

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(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” of the Shares shall mean, as of any Award Date, the closing sale price of the Shares as reported on the NASDAQ National Market, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the NASDAQ National Market, the Fair Market Value of the Shares as of an Award Date shall be determined in good faith by the Committee by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant, consistent with Code Section 409A and Treasury Regulations thereunder.

(m) “Option” shall mean an option to purchase Shares granted pursuant to Article 5.

(n) “Optionee” shall mean a person to whom an option has been granted under the Plan.

(o) “Option Agreement” shall mean an agreement evidencing the grant of an Option, as described in Section 5.2.

(p) “Option Exercise Price” shall mean the purchase price per Share subject to an Option, which shall be (i) with respect to the Awards made on the first Award Date, the price at which Shares are sold to investors in the Company’s initial public offering of Shares and (ii) thereafter, the Fair Market Value of the Share on the Award Date.

(q) “Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(r) “Plan” shall mean this Porter Bancorp, Inc. 2006 Non-employee Directors Stock Ownership Incentive Plan as the same may be amended from time to time.

(s) “Shares” shall mean the Company’s Common Shares.

(t) “Subsidiary” shall mean, with respect to any Company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by such Company.

(u) “Withholding Taxes” shall mean all federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to any option exercise, if any.

(v) “Restriction Period” shall mean the period of time from the Grant Date of a restricted Stock Award to the date when the restrictions placed on the Award in the Award Agreement lapse.

(w) “Restricted Stock Award” or “Restricted Stock” shall mean Stock which is granted under Section 5 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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ARTICLE 3. ADMINISTRATION.

3.1 The Committee. The Plan is designed to operate automatically and not require administration. However, to the extent administration is required, it shall be provided by the Board of Directors of the Company (the “Committee”).

3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

(a) construe and interpret the Plan and any agreement or instrument entered into under the Plan; and

(b) establish, amend and rescind rules and regulations for the Plan’s administration.

To the extent permitted by law, Rule 16b-3 promulgated under the Exchange Act, and the rules of the NASDAQ Stock Market, the Committee may delegate its authority as identified herein.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding on all Persons, including the Company, the Directors and their estates and beneficiaries.

3.4 Section 16 Compliance. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16 of the Exchange Act, the provision or aspect of administration shall be null and void to the extent permitted by law and deemed advisable by the Committee. In all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

3.5 Section 409A Compliance. It is the intention of the Company that the Plan not be subject to Section 409A of the Code and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, would be found to subject the Plan to Section 409A of the Code, the provision or aspect of administration shall be null and void to the extent permitted by law and deemed advisable by the Committee. In all events the Plan shall be construed in favor of its meeting the requirements of Section 409A of the Code.

ARTICLE 4. SHARES AVAILABLE UNDER THE PLAN.

4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the number of Shares reserved for issuance upon the exercise of options is 700,000 Shares. Any Shares issued under the Plan will consist of authorized and unissued Shares. If and to the extent options shall expire or terminate for any reason without having been exercised in full, the Shares associated with such Awards to the extent not fully exercised shall again become available for Awards under the Plan.

4.2 Adjustments in Authorized Shares and Outstanding Awards. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, stock split, reverse stock split, cash dividend, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares, the Committee may substitute or adjust the total number and class of Shares or other stock or securities that may be issued under the Plan, and the number, class and/or price of Shares or other stock or securities subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Directors and to preserve, without exceeding, the value of any outstanding Awards; and further provided, that the number of Shares or other stock or securities subject to any Award shall always be a whole number. Any adjustment of an Option under this Section shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h) of the Code (even though such section is not otherwise applicable). If any adjustment under this Section would create a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares reserved under this Plan shall be the next lower number of Shares, rounding all fractions downward. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

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ARTICLE 5. AWARDS.

5.1 Automatic Grant of Awards.

(a) Subject to the terms and provisions of the Plan, on each Award Date on or after May 16, 2012: (a) each Director of the Company shall automatically receive a Restricted Stock Award equal to $25,000 divided by the Fair Market Value on the Award Date, and (b) each Director of the Bank who is not a Director of the Company shall automatically receive a Restricted Stock Award equal to $5,000 divided by the Fair Market Value on the Award Date. The Company shall issue, in the name of each Director who is granted a Restricted Stock Award hereunder, a certificate for the shares of Stock granted in the Award (subject to Section 5.7), as soon as practicable after the grant date. The Company shall hold such certificates for the Director’s benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement. Before the Restriction Period lapses, Section 5.7 shall apply.

(b) On each Award Date prior to 2008 (a) each Director of the Company automatically received an option to purchase 5,000 Shares, and (b) each Director of the Bank automatically received an option to purchase 1,000 Shares. The options granted under the Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code.

5.2 Vesting of Awards.

(a)	Restricted Stock Awards. Subject to Section 5.7,

(i)	for each Restricted Stock Award with an Award Date on or before December 31, 2012, the Restriction Period shall end, and the Award shall vest, with respect to one-sixth of the Restricted Stock Awarded on each six month anniversary of the Award Date;

(ii)	for each Restricted Stock Award with an Award Date after January 1, 2013, the Restriction Period shall end, and the Award shall vest in its entirety on December 31 of the calendar year in which the Award Date occurs;

provided, however, that no Restricted Stock Award shall vest pursuant to this Section 5.4(a) unless the Director continues to serve as a member of the Board as of the applicable vesting date. When a Director ceases to serve as a member of the Board for any reason, the Director shall forfeit all shares of Restricted Stock which have not yet vested pursuant to this Section 5.2(a).

(b) Options. Subject to Sections 5.4 and 5.7, each Option shall vest and become exercisable with respect to one-sixth of the Shares subject thereto on each six month anniversary of the Award Date; provided, however, that the Director continues to serve as a member of the Board as of such dates. If a Director ceases to serve as a member of the Board for any reason, the Director shall have no rights with respect to that portion of an option which is not then vested pursuant to the preceding sentence and the Director shall automatically forfeit that portion of the Option that remains unvested.

5.3 Award Agreement. Each Award shall be evidenced by an Award Agreement that is an Option Agreement or a Restricted Stock Agreement, as appropriate. Each Option Agreement shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Committee; provided, however, that such terms shall not vary the timing of Awards, including provisions dealing with exercisability, forfeiture or termination of such Awards. Each Restricted Stock Award Agreement shall reflect the number of shares awarded, the grant date, and such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Committee; provided, however, that such terms shall not vary the timing or vesting of Awards.

5.4 Duration of Options. Subject to Section 5.6, each Option shall expire on the fifth (5th) anniversary of the Award Date on which it was granted.

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5.5 Method of Option Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. Shares purchased pursuant to the exercise of an option shall be paid in full upon such exercise by any one or a combination of the following: (i) in cash; (ii) in Shares owned by the Optionee (or jointly by the Optionee and his or her spouse) for at least six months evidenced by negotiable certificates or by a written attestation of ownership and consent to issuance, in satisfaction of the Option or portion thereof being exercised, of only the net Shares (those equal in value to the difference between the Option Exercise Price and the then Fair Market Value); (iii) by a written election to have the Company retain that number of Shares subject to the Option having an aggregate Fair Market Value equal to the aggregate Option Exercise Price; or (iv) by any combination thereof. The written notice pursuant to this Section 5.5 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee’s broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company or withheld as payment of the Option Exercise Price shall be valued at their Fair Market Value on the date preceding the date of exercise. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares.

5.6 Exercise of Options Following Termination of Director Relationship. If a Director for any reason other than death or Disability shall cease to be a member of the Board, the outstanding Options of such Director (or portions thereof) that are vested and exercisable as of the date the Director so ceased to be a member of the Board may be exercised by such Director at any time before the earlier of the expiration date of the options or the date that is ninety (90) days after the date on which such Director ceases to be a member of the Board. If a Director shall cease to be a member of the Board by reason of death or Disability, the outstanding options of such Director (or portions thereof) that are vested and exercisable as of the date the Director so ceased to be a member of the Board may be exercised by such Director at any time before the earlier of the expiration date of the Options or the date that is the first anniversary of the Director’s death or Disability. Options may be exercised as provided in this Section 5.6 (x) in the event of the death of a Director, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of his estate and (y) in the event of the Disability of a Director, by the Director, or if such Director is incapacitated, by his legal representative.

5.7 Rights With Respect to Restricted Stock.

(a) Rights and Limitations During Restriction Period. Subject to the terms and conditions of the Award Agreement, a Director to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period and to enjoy all other stockholder rights with respect thereto, except that (i) the Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Director may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. Any attempt by a Director to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award.

(b) Effect of Termination of Employment. Unless otherwise provided in the Award Agreement, in the event of a Director’s Termination of Employment during the Restriction Period for any reason, the Director’s rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.

(c) Expiration of Restriction Period. At the expiration of the Restriction Period, the restrictions contained in this Section 5 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire and the Company shall deliver any certificates evidencing the Stock to the Director.

(d) Nontransferability. No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Director’s ownership of the stock free of restrictions has been issued.

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5.8 Effect of Change of Control. Notwithstanding anything contained in the Plan or an Award Agreement to the contrary, in the event of a Change of Control, (i) the Restriction Period for all Restricted Stock not yet forfeited shall immediately end; (ii) all options outstanding on the date of such Change of Control shall become immediately and fully exercisable and (iii) an Optionee will be entitled to receive, in lieu of the exercise of any Option or portion of an Option to the extent not yet exercised, a cash payment in an amount equal to the difference between the aggregate Option Exercise Price and (A) in the case of a tender offer or exchange offer, the final offer price paid per Share, multiplied by the number of Shares covered by the Option, or (B) in the case of any other Change of Control, the aggregate Fair Market Value of the Shares covered by the Option. The Company shall pay any cash payment under this Section 5.7 on the 7th day following the occurrence of the Change of Control.

ARTICLE 6. EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION.

6.1 Effective Date. The Plan shall be effective upon the approval by the affirmative vote of the holders of a majority of the securities of the Company represented in person or by proxy, and entitled to vote, at a meeting of shareholders of the Company at which the Plan is submitted for approval.

6.2 Termination Date. The Plan shall terminate on the earliest to occur of (a) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Awards or (b) such other date as the Board may determine in accordance with Section 6.3.

6.3 Amendment, Modification and Termination.

(a) Except as provided in Section 6.3(b), the Board may, at any time, amend, modify or terminate the Plan.

(b) Extend the duration of an Option, unless and until the Committee determines that such extension does not cause the Option to cease to be exempt from Code Section 409A because it does not constitute a deferral of compensation that would subject the Option to the excise taxes provided under Code Section 409A; or

(c) Without the approval of shareholders of the Company, no amendment, modification or termination may:

(i)	materially increase the benefits accruing to Directors under the Plan;

(ii)	increase the total number of Shares that may be issued under the Plan, except as provided in Section 4.2; or

(iii)	modify the eligibility or other requirements to receive an Award under the Plan.

6. 4 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Optionee.

ARTICLE 7. NON-TRANSFERABILITY.

Except as otherwise provided in this Article 7, no Option shall be transferable by a Director other than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Director’s lifetime, only by the Director (or, in the event of the Director’s legal incapacity or incompetency, the Director’s guardian or legal representative). A Director may transfer all or part of a Nonqualified Stock Option to (i) the Director’s spouse or lineal descendants (“Immediate Family Members”), (ii) trusts for the exclusive benefit of the Director and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Director and/or his Immediate Family Members are the only partners or members, as applicable. Such transfer may be made by a Director only if there is no consideration for the transfer, and subsequent transfers of any Option shall be prohibited other than in accordance with this Article 7 and by will or the laws of descent and distribution. Following a transfer of an Option, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and the conditions to exercise of an Option upon Termination of Director Relationship or otherwise provided in this Plan shall be applied with respect to the original Director. However, for purposes of exercising the Option, the term Director shall refer to the transferee. In addition, for purposes of the death benefit provisions of Section 5.6, references to a Director shall be deemed to refer to the transferee, the

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personal representative of the transferee’s estate, or after final settlement of the transferee’s estate, the successor or successors entitled thereto by law.

ARTICLE 8. NO RIGHT OF REELECTION.

Neither the Plan nor any action taken under the Plan shall be construed as conferring upon a Director any right to continue as a director of the Company, to be renominated by the Board or to be reelected by the shareholders of the Company.

ARTICLE 9. WITHHOLDING.

Upon the exercise of an Option (a “Taxable Event”), the Optionee shall pay the Withholding Taxes, if any, to the Company before the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay any Withholding Taxes to the Company, the Optionee may make a written election (the “Tax Election”) to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

ARTICLE 10. INDEMNIFICATION.

No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. All members of the Board, the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 11. SUCCESSORS.

All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 12. GOVERNING LAW.

To the extent not preempted by federal law, the Plan, and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of law rules.

* * * * *

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Appendix B

PORTER BANCORP, INC.

2006 STOCK INCENTIVE PLAN

(as amended and restated as of March 26, 2014)

Porter Bancorp, Inc. (the “Holding Company”) hereby amends and restates its 2006 Stock Incentive Plan, originally adopted as of February 23, 2006 (the “Plan”), for the benefit of its employees and the employees of its subsidiary, PBI Bank (the “Subsidiary”), as set forth below. This Plan provides for grants of nonqualified stock options and restricted stock.

Section 1 — PURPOSE

The Holding Company adopts this compensation program for certain key Subsidiary employees to, among other things, (a) increase the profitability and growth of the Subsidiary; (b) provide competitive executive compensation while obtaining the benefits of tax deferral; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Subsidiary’s success.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1 “Award” means an Option or Restricted Stock Award granted under the Plan.

2.2 “Award Agreement” shall mean a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

2.3 “Board” means the Board of Directors of the Holding Company.

2.4 “Change of Control” of the Holding Company or the Subsidiary means (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Holding Company or the Subsidiary representing 50% or more of the combined voting power of the Subsidiary or the Holding Company’s then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Holding Company cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the business of the Subsidiary or the Holding Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise.

2.5 “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.6 “Committee” means the committee appointed by Board, if any, pursuant to Section 4.1 to administer the Plan. If no committee has been appointed, Committee means the Board.

2.7 “Disability” means a physical or mental condition of an Award recipient resulting in bodily injury or disease or mental disorder which renders an Award recipient incapable of continuing the further performance of the Award recipient’s normal employment activities with the Subsidiary and which is expected to be permanent or continuing for a period of at least 12 months. The determination of the Committee on any question involving disability shall be conclusive and binding.

2.8 “Employee” means an employee of the Holding Company or of the Subsidiary who has been designated by the Committee, under the criteria in Section 5, as eligible to participate in the Plan.

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2.9 “Fair Market Value” shall have the meaning specified in Section 6.2.

2.10 “Option” means an option to purchase Stock granted under Section 6 of the Plan. All Options under the Plan shall be nonqualified stock options.

2.11 “Option Period” means the period from the date of the grant of an Option to the date when the period for exercise of an Option expires as stated in the terms of the Award Agreement.

2.12 “Optionee” means an Employee who has been granted an option to purchase shares of Stock under the provisions of the Plan.

2.13 “Plan” means the Porter Bancorp, Inc. Amended and Restated 2006 Stock Incentive Plan.

2.14 “Restriction Period” means the period of time from the Grant Date of a Restricted Stock Award to the date when the restrictions placed on the Award in the Award Agreement lapse.

2.15 “Restricted Stock Award” or “Restricted Stock” means Stock which is granted under Section 8 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

2.16 “Stock” means the Holding Company’s common stock of no par value per share.

2.17 “Termination of Employment” shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Holding Company or the Subsidiary. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Holding Company or the Subsidiary and the Employee.

Section 3 — STOCK SUBJECT TO THE PLAN

3.1 Authorized Stock.

(a) Subject to adjustment as provided in this Section, the aggregate number of shares of Stock subject to an Award under the Plan shall be 1,563,050 shares. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or of shares acquired from shareholders upon such terms as the Board deems appropriate for reserve in connection with exercises hereunder.

(b) The maximum number of shares of Stock that may be subject to all Options granted under the Plan to any one Employee under the Plan is 390,762 shares, subject to adjustment under Section 3.3.

3.2 Effect of Expirations. If any Award is wholly or partly canceled or forfeited, or terminates, expires or lapses, for any reason, the number of shares of Stock with respect to which the Award can no longer be exercised or realized by the Employee shall again be available for grant of Awards under the Plan. If previously acquired shares of Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Stock are used to pay withholding taxes payable upon exercise or vesting of an Award, or if shares of Stock that would be acquired upon exercise or vesting of an Award are withheld to pay the exercise price or withholding taxes payable upon exercise or vesting of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

3.3 Adjustments in Authorized Shares Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Change in Number of Shares Subject to Plan or Agreements. The number of shares of Stock covered by each outstanding Award, and the number of shares of Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share

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of Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Holding Company; provided, however, that conversion of any convertible securities of the Holding Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. If any adjustment under this Section 3.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Awards granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment under this Section shall be made in such a manner that would not constitute a “modification” under Section 424(h) of the Code, even though that Code Section is not otherwise applicable. Except as expressly provided herein, no issuance by the Holding Company of shares of stock of any class other than common, or securities convertible into shares of stock of any class other than common, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

(b) Conversion Into Other Securities. If the Holding Company shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar transaction in which shares of Stock are converted as a matter of law into securities and/or other property, except as otherwise provided in (d) below, each Employee will thereafter receive, upon the exercise of an Option, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option would have been entitled if such Option had been exercised immediately prior to such merger, consolidation, or share exchange and the Holding Company shall take such steps in connection with such merger, consolidation or share exchange as may be necessary to ensure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option.

(c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Holding Company, the Board shall notify each holder of an outstanding Option at least 15 days prior to such proposed action. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(d) Change in Control. In the event of a Change in Control, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or subsidiary of such successor corporation. If such successor corporation does not agree to assume the outstanding Options or to substitute equivalent options or rights, then each Option outstanding shall expire upon the Change in Control, and the Company shall give each holder of an outstanding Option 15 days advance notice of the Change in Control and termination of Options. At the direction and discretion of the Committee, any unvested Awards shall become vested in full at the date such notice is given, the date of Change in Control, or such other date specified by the Holding Company.

Section 4 — ADMINISTRATION

4.1 Committee Governance.

(a) This Plan shall be administered by the Board, unless the Board appoints a fewer number of its members to act on its behalf as a committee hereunder (in either case, defined herein as the “Committee”). To the extent that the Board determines it desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Committee administering the Plan as to such transactions shall be a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent that the Board determines it desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, each member of the Committee administering the Plan as to such Awards shall be an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board.

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(b) The number of Committee members shall be determined by the Board. The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

4.2 Committee to Interpret Plan. Subject to the express terms and conditions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules for its administration; (iii) to determine and accelerate the exercisability of any Option and the vesting in any Award; (iv) correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; (v) determine all factual matters respect to any Award; and (v) subject to the provisions of Section 9, amend the terms and conditions of any outstanding Award, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting “deferred compensation” within the meaning of Code Section 409A. Constructions, interpretations and rules for administration of the Plan by the entire Board shall take precedence over and control any construction or interpretation by the Committee.

4.3 Exculpation. No member of the Board or the Committee shall be liable for actions or determinations made in good faith with respect to the Plan, or for Awards under it.

4.4 Selection of Employees to Receive Awards. The Committee shall have the authority to grant Awards from time to time to such Employees as may be selected by it in its sole discretion.

4.5 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan, including factual interpretations, shall be final, conclusive and binding on all persons, including the Holding Company, its shareholders, Award recipients and their estates and beneficiaries.

4.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman of the Committee and by the Employee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan, provided that no amendment shall extend the original exercise period of an Award that is an Option or reduce the exercise price of an Option. An Employee who receives an Option under the Plan shall not, with respect to the Option, be deemed to have become an Optionee, or to have any rights with respect to the Option, unless and until the Employee has executed an Award Agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Holding Company, and has otherwise complied with the applicable terms and conditions of the Award. The Committee may condition any Award grant upon the agreement by the Award recipient to such confidentiality, non-competition and non-solicitation covenants as the Committee deems appropriate.

4.7 Limitation on Awards. No part of any Award shall be exercised or become vested to the extent the exercise, vesting, issuance or lapse would cause the Award recipient to have compensation for any year in excess of one million dollars and which is nondeductible by the Holding Company or the Subsidiary pursuant to Code Section 162(m). No part of any Award shall vest or become exercisable to the extent that such vesting, along with other compensation of the Award recipient, will cause the Award recipient to have an excess parachute payment under Section 280G of the Code.

Section 5 — ELIGIBILITY

Employees of the Holding Company and its Subsidiaries who are expected to contribute substantially to the growth and profitability of the Holding Company and its Subsidiaries are eligible for selection by the Committee under Section 4.4 to receive Awards.

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Section 6 — GRANT OF OPTIONS

6.1 Grant. All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Subject to adjustment under Section 3.3, all Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

6.2 Option Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the fair market value (the “Fair Market Value”) of such Stock on the date the Option is granted. The Fair Market Value shall be determined by the Committee, provided that if the Holding Company’s stock is publicly traded on an established securities market at the time of determination, the Fair Market Value shall be the closing market price of the Holding Company’s Stock as reported on the date of grant, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the grant. If this Stock is not publicly traded on an established securities market, Fair Market Value shall be determined in good faith by the Committee, by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant, consistent with Code Section 409A and Treasury Regulations thereunder.

6.3 Option Period. The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the date of grant. Options may expire prior to the end of the Option Period due to the Optionee’s Termination of Employment as provided in Section 7, or in accordance with any provision of the Award Agreement. No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Plan.

6.5 Nontransferability of Options. Except as otherwise provided in an Award Agreement, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

SECTION 7 — EXERCISE OF OPTIONS

7.1 Exercise. An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 7.

7.2 Method of Exercise. To exercise an Option, the Optionee or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Committee, specifying the number of full shares to be purchased. Such notice shall be accompanied by payment in full for the Stock being purchased plus required withholding tax as provided in Section 12, (1) in cash; (2) if permitted by the Committee, in its sole discretion, payment in full or in part may be made in the form of Stock owned by the Optionee for at least 6 months (based on the Fair Market Value of the Stock on the date the Option is exercised) evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse; (3) if permitted under the terms of the Award Agreement, by electing that the Holding Company withhold shares that would otherwise be issued on exercise of the Option in payment of the purchase price, or if so limited in the Award Agreement, solely in payment of required withholding taxes; or (4) in any combination of the forgoing permitted methods with respect to a particular Option. No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 7.2.

7.3 Termination of Employment. After an Employee’s Termination of Employment, an Option may be exercised, subject to adjustment as provided in Sections 3.3 or 11.8, only with respect to the number of shares of Stock which the Employee could have acquired by an exercise of the Option immediately before the Termination of Employment but in no event after the expiration date of the Option as specified in the applicable Award Agreement. Except to the extent shorter or longer periods are stated in the Award Agreement, an Employee’s right to exercise an Option upon Termination of Employment shall terminate:

(i)	At the expiration of one year in the event of Disability of the Employee; or

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(ii)	At the expiration of one year after the Employee’s death if the Employee’s Termination of Employment occurs by reason of death; any Option exercised under this subparagraph (ii) may be exercised in full by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance; or

(iii)	No later than 30 days after the Employee’s Termination of Employment for any reason other than Disability or death, provided that in the event the Committee determines that an Employee’s employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Options immediately upon the Termination of Employment. For purposes of this Plan, “Cause” means the Employee’s (i) willful failure to substantially perform such Employee’s reasonably assigned duties on behalf of the Holding Company or Subsidiary, (ii) repeated gross negligence in performing such Employee’s duties, (iii) illegal conduct in performing such Employee’s duties, (iv) willful actions contrary to the Holding Company or a Subsidiary’s interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the Holding Company or a Subsidiary, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Award Agreement or otherwise.

SECTION 8 — RESTRICTED STOCK AWARDS

8.1 Grant. All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Restricted Stock Awards are subject to the terms and conditions in this Section 8, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable. The Holding Company shall issue, in the name of each Employee who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 8.3), as soon as practicable after the grant date. The Holding Company shall hold such certificates for the Employee’s benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Holding Company in accordance with the Award Agreement.

8.2 Restriction Period. The Restriction Period shall be determined by the Committee, and shall commence on the grant date and expire at the time specified in the Award Agreement. The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will expire immediately upon the retirement, death or Disability of the Employee. The Committee shall not retain the discretion to lengthen the Restriction Period, if such change in the Restriction Period would have the effect of delaying the date on which the Award ceases being subject to a “substantial risk of forfeiture” within the meaning of Sections 83(b) and 409A of the Code and therefore when it is subject to Federal income tax. Unless otherwise provided in the Award Agreement, in the event of an Employee’s Termination of Employment during the Restriction Period for any reason, the Employee’s rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Holding Company.

8.3 Rights of Employee. Subject to the terms and conditions of the Award Agreement, an Employee to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period and to enjoy all other stockholder rights with respect thereto, except that (i) the Holding Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. Any attempt by an Employee to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award.

8.4 Expiration of Restriction Period. At the expiration of the Restriction Period, the restrictions contained in Section 8.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire and the Holding Company shall delivery any certificates evidencing the Stock to the Employee.

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8.5 Nontransferability. No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Employee’s ownership of the stock free of restrictions has been issued in accordance with Section 8.4.

Section 9 — AMENDMENTS AND TERMINATION

9.1 Amendments and Termination. The Committee may terminate, suspend, amend or alter the Plan, but no action of the Committee may:

(a) Impair or adversely affect the rights of an Award recipient under an Award, without the Award recipient’s consent; or

(b) Decrease the exercise price of an Option or extend the period for exercise.

9.2 Conditions on Awards. In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan.

9.3 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Award recipients.

Section 10 — RESTRICTIONS ON TRANSFER

10.1 Restriction on Transfer. No Award recipient shall sell, assign, transfer or otherwise dispose of any of the Stock issued to him upon the exercise of an Option (“Option Stock”) or as a Restricted Stock Award until (i) with respect to a Restricted Stock Award, the Award has become fully vested, and (ii) he has delivered to the Holding Company an irrevocable written offer to sell any such shares of Stock at any time within 60 days after delivery of the offer and at a price per share equal to Fair Value, and (iii) the Holding Company fails to accept such offer within the 60-day period, in which case the Stock may be sold by the Award recipient on the terms offered to the Holding Company within 60 days of the earlier of the expiration of the Holding Company’s 60 day acceptance period or the date the Holding Company notifies the Award recipient that it will not exercise its right to purchase the Stock. A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Value solely for purposes of this Section 10.1. To accept the offer, the Holding Company shall deliver notice of its acceptance of its offer within 60 days after its receipt of the offer. Payment for the offered Award Stock shall be made as provided in Section 10.2. The restrictions imposed by this Section 10.1 shall not apply to the transfer by operation of law to a deceased Award recipient’s personal representative of the Award recipient’s interest in the Stock (but the Stock shall continue to be subject to these restrictions in the hands of the personal representative).

10.2 Payment for Stock. The Holding Company shall make payment in cash for any Stock that it purchases pursuant to this Section 10 within 30 days after the date when the Holding Company delivers notice of its acceptance of the offer pursuant to Section 10.1. The Award recipient shall surrender certificates representing the offered Stock at the time the Holding Company makes such payment.

10.3 Termination of Restrictions. The restrictions imposed by this Section 10 shall not apply (i) at any time after the closing of the issuance of the Holding Company’s shares of Stock to the public pursuant to an initial public offering registered with the U.S. Securities and Exchange Commission, and (ii) at any time after a Change of Control results in the Stock being converted into the stock of another entity, which stock has a public securities market.

Section 11 — GENERAL PROVISIONS

11.1 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to an Employee, any rights that are greater than those of a general creditor of the Holding Company.

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11.2 Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Holding Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Holding Company or a Subsidiary, for military service or sickness, or for any other purpose approved by the Holding Company or a Subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Holding Company, shall not be deemed a Termination of Employment. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

11.3 Restrictions on Distribution of Stock. The Committee may require persons receiving Stock pursuant to any Award under the Plan to represent to and agree with the Holding Company in writing that the individual is acquiring the shares for investment without a view to distribution thereof. No shares shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Holding Company’s shares may then be listed. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

11.4 Assignment Prohibited. Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Award recipient otherwise than by will or by the laws of descent and distribution, and Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee. Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Option or of Restricted Stock before applicable restrictions have lifted, or the levy of any process upon an Award, shall be null, void and without effect.

11.5 Other Compensation Plans. Nothing contained in the Plan shall prevent the Holding Company from adopting other compensation arrangements.

11.6 Limitation of Authority. No person shall at any time have any right to receive an Award hereunder and no person shall have authority to enter into an agreement on behalf of the Holding Company for the granting of an Award or to make any representation or warranty with respect thereto, except as granted by the Board or the Committee. Award recipients shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

11.7 No Right to Employment. Neither the action of the Holding Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Holding Company or any Subsidiary.

11.8 Change of Control. If granted by Committee in the Award Agreement, in the event of a Change of Control, Options granted under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and the Restriction Period for any Restricted Stock Award shall end.

11.10 Option Recipients are Not Shareholders Until Option is Exercised. The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a shareholder of the Holding Company with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

11.11 Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

11.12 Governing Law. The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Commonwealth of Kentucky.

Section 12 — TAXES

12.1 Tax Withholding. All Award recipients shall make arrangements satisfactory to the Committee to pay to the Holding Company at the time of exercise any federal, state or local taxes required to be withheld with respect to such shares. If such Award recipient shall fail to make such tax payments as are required, the Holding Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Award recipient.

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12.2 Share Withholding. If permitted by the Committee in or pursuant to an Award Agreement, the tax withholding obligation may be satisfied by the Holding Company retaining shares of Stock with a fair market value equal to the amount required to be withheld.

Section 13 — EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the “Effective Date”) when the Board adopts the Plan

Section 14 — TERM OF PLAN

Unless terminated earlier by the Committee, no Award shall be granted under the Plan more than ten years after the Effective Date as defined in Section 13.

* * * * *

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0

REVOCABLE PROXY

PORTER BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

2500 EASTPOINT PARKWAY

LOUISVILLE, KENTUCKY 40223

May 28, 2014, 9:00 A.M. EDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PORTER BANCORP, INC.

The undersigned hereby appoints Phillip W. Barnhouse and Stephanie R. Renner attorneys-in-fact and proxies, with full power of substitution, to attend the Annual Meeting of Shareholders to be held on May 28, 2014 at 9:00 a.m. E.D.T., and at any adjournments or postponements of the Annual Meeting, and to vote as specified on the reverse all shares of the Common Stock of Porter Bancorp, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

PORTER BANCORP, INC.

May 28, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.pbibank.com under “Investor Relations.”

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

20730303000000000000 3	052814

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE LISTED DIRECTORS AND

“FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS: Nominees for a term of one year:			2. NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION 3. APPROVAL OF AMENDMENT TO NON-EMPLOYEE DIRECTOR INCENTIVE STOCK PLAN 4. APPROVAL OF AMENDMENT TO EMPLOYEE STOCK INCENTIVE PLAN	FOR ☐ ☐ ☐	AGAINST ☐ ☐ ☐	ABSTAIN ☐ ☐ ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O W. Glenn Hogan O Michael T. Levy O William G. Porter O N. Marc Satterthwaite O John T. Taylor O Mark F. Wheeler O W. Kirk Wycoff
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF IT.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED DIRECTORS AND FOR PROPOSALS 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.